EXHIBIT 5
                                  $735,000,000

             (consisting of a $235,000,000 Revolving Credit Facility
                     and a $500,000,000 Term Loan Facility)

                                CREDIT AGREEMENT

                          Dated as of January 30, 1998

                                      Among

                        SODEXHO MARRIOTT OPERATIONS, INC.

                                   as Borrower

                         SODEXHO MARRIOTT SERVICES, INC.
                 (currently called MARRIOTT INTERNATIONAL, INC.)

                               as Parent Guarantor

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                       and

                SOCIETE GENERALE and J.P. MORGAN SECURITIES INC.

                                  as Arrangers

                                       and

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                 as Administrative Agent and Documentation Agent






                                T A B L E   O F   C O N T E N T S

   Section                                                                  Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     1.01.  Certain Defined Terms...........................................  2
     1.02.  Computation of Time Periods..................................... 21
     1.03.  Accounting Terms and Determinations............................. 21

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

     2.01.  The Advances.................................................... 21
     2.02.  Making the Advances............................................. 22
     2.03.  Issuance of and Drawings and Reimbursement Under
               Letters of Credit............................................ 23
     2.04.  Repayment of Advances........................................... 25
     2.05.  Termination or Reduction of the Commitments..................... 26
     2.06.  Prepayments..................................................... 26
     2.07.  Interest........................................................ 28
     2.08.  Fees  .......................................................... 29
     2.09.  Conversion and Continuation of Advances......................... 30
     2.10.  Increased Costs, Etc............................................ 30
     2.11.  Payments and Computations....................................... 31
     2.12.  Taxes .......................................................... 32
     2.13.  Sharing of Payments, Etc........................................ 35
     2.14.  Use of Proceeds................................................. 35
     2.15.  Defaulting Lenders.............................................. 36
     2.16.  Regulation D Compensation....................................... 37
     2.17.  Base Rate Advances Substituted for Affected
               Eurodollar Rate Advances..................................... 38
     2.18.  Replacement of Certain Lenders.................................. 38

                                   ARTICLE III

                              CONDITIONS OF LENDING

     3.01.  Conditions Precedent to Closing................................. 39
     3.02.  Conditions Precedent to Initial Extension of Credit............. 39
     3.03.  Conditions Precedent to Each Borrowing.......................... 44
     3.04.  Determinations Under Section 3.02............................... 44

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.01.  Representations and Warranties of the
               Borrower and Parent Guarantor................................ 45

                                    ARTICLE V

               COVENANTS OF THE BORROWER AND THE PARENT GUARANTOR

     5.01.  Affirmative Covenants........................................... 49
     5.02.  Negative Covenants.............................................. 52
     5.03.  Reporting Requirements.......................................... 59
     5.04.  Financial Covenants............................................. 61
     5.05.  Maintenance of Separate Corporate Existence..................... 63

                                   ARTICLE VI

                                 PARENT GUARANTY

     6.01.  Parent Guaranty................................................. 64
     6.02.  Parent Guaranty Absolute........................................ 64
     6.03.  Waivers and Acknowledgments..................................... 65
     6.04.  Subrogation..................................................... 65
     6.05.  Continuing Guaranty; Assignments................................ 66
     6.06.  Scope of Limited Recourse Liability............................. 66
     6.07.  Replacement of Guaranteed Senior Debt........................... 66

                                  ARTICLE VII

                               EVENTS OF DEFAULT

     7.01.  Events of Default............................................... 67
     7.02.  Actions in Respect of the Letters of Credit upon Default........ 69

                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

     8.01.  Authorization and Action........................................ 70
     8.02.  Administrative Agent's Reliance, Etc............................ 70
     8.03.  Morgan and Affiliates........................................... 70
     8.04.  Lender Party Credit Decision.................................... 71
     8.05.  Indemnification................................................. 71
     8.06.  Successor Agents................................................ 72

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.01.  Amendments, Etc................................................. 73
     9.02.  Notices, Etc.................................................... 73
     9.03.  No Waiver; Remedies............................................. 74
     9.04.  Costs and Expenses.............................................. 74
     9.05.  Right of Set-off................................................ 76
     9.06.  Binding Effect.................................................. 76
     9.07.  Assignments and Participations.................................. 76
     9.08.  Execution in Counterparts....................................... 78
     9.09.  No Liability of the Issuing Banks............................... 79
     9.10.  Confidentiality................................................. 79
     9.11.  No Reliance on Margin Stock..................................... 79
     9.12.  Collateral Agent................................................ 80
     9.13.  Jurisdiction, Etc............................................... 80
     9.14.  Governing Law................................................... 80
     9.15.  Waiver of Jury Trial............................................ 80



SCHEDULES

Schedule I           -   Commitments and Applicable Lending Offices
Schedule 3.02(b)     -   Description of Reorganization
Schedule 4.01(a)     -   Capitalization of Borrower
Schedule 4.01(b)     -   Subsidiaries
Schedule 4.01(d)     -   Governmental Authorizations; Approvals
Schedule 4.01(i)     -   Disclosed Litigation
Schedule 4.01(y)     -   Existing Debt
Schedule 4.01(aa)    -   Sodexho Contracts
Schedule 5.02(a)     -   Existing Liens
Schedule 5.02(h)     -   Agreements Requiring Payment by the Borrower

EXHIBITS

Exhibit A-1          -   Form of Term Note
Exhibit A-2          -   Form of Revolving Credit Note
Exhibit B            -   Form of Notice of Borrowing
Exhibit C            -   Form of Assignment and Acceptance
Exhibit D            -   Form of Security Agreement
Exhibit E            -   Form of Subsidiary Guaranty
Exhibit F            -   Form of Pledge Agreement
Exhibit G-1          -   Form of Opinion of Counsel to the Loan Parties
Exhibit G-2          -   Form of Opinion of General Counsel to the Loan Parties
Exhibit G-3          -   Form of Opinion of Maryland Counsel to the Loan Parties



                                CREDIT AGREEMENT

                  CREDIT AGREEMENT dated as of January 30, 1998 among SODEXHO MARRIOTT OPERATIONS, INC., a Delaware corporation (the "Borrower"), MARRIOTT INTERNATIONAL, INC., a Delaware corporation, to be renamed SODEXHO MARRIOTT SERVICES, INC. (the "Parent Guarantor"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), SOCIETE GENERALE and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan"), as the initial issuing banks (the "Initial Issuing Banks"), and MORGAN, as documentation agent and as administrative agent (together with any successor appointed pursuant to Article VIII, the "Administrative Agent") for the Lender Parties (as hereinafter defined), with SOCIETE GENERALE and J.P. MORGAN SECURITIES INC., as arrangers (the "Arrangers").

PRELIMINARY STATEMENTS:

                  (1) Pursuant to the Transaction Documents (as hereinafter defined), the Parent Guarantor will (i) distribute (the "Spinoff") to its shareholders all of its, and its Subsidiaries' (as hereinafter defined), businesses other than the Foodservice Business, (ii) Sodexho (as hereinafter defined) will transfer (the "Canadian Subsidiary Transfer") the shares of Sodexho Financiere du Canada, Inc. ("Sodexho Canada"), its Canadian Subsidiary engaged in the food service and facilities management business, to the Parent Guarantor, (iii) Sodexho will pay (the "Cash Payment") $304,000,000 to the Parent Guarantor, (iv) International Catering Corporation, a Delaware corporation and a wholly owned indirect Subsidiary of Sodexho ("ICC"), will merge (the "Merger") with Merger Corp. (as hereinafter defined), a newly-formed, wholly owned Subsidiary of the Parent Guarantor, with ICC being the surviving corporation and (v) Sodexho will receive, as consideration in respect of the Cash Payment, the Merger and the Canadian Subsidiary Contribution, not less than 40.1% and not more than 49.9% of the common stock of the Parent Guarantor.

                  (2) The Borrower has been organized as a wholly owned Subsidiary of the Parent Guarantor in order to facilitate the transactions contemplated by the Transaction Documents and to obtain the financing contemplated herein. At the time of the Merger, the Parent Guarantor will contribute (the "Subsidiary Contribution") all of the capital stock and other Investments (as hereinafter defined) held by the Parent Guarantor in its Subsidiaries (other than Sodexho Canada, Marriott Corporation of Canada, Ltd. ("MMS Canada"), New Marriott and Subsidiaries of New Marriott) to the Borrower. The Spinoff, the Canadian Subsidiary Contribution, the Cash Payment, the Merger and the Subsidiary Contribution are herein referred to, collectively, as the "Transaction".

                  (3) The Borrower has requested that, in connection with the Transaction, the Lender Parties lend to it up to $735,000,000 to refinance certain Existing Debt (as hereinafter defined) of the Parent Guarantor and ICC and their respective Subsidiaries and to pay transaction fees and expenses and that, from time to time, the Lender Parties lend to the Borrower and issue Letters of Credit for the benefit of the Borrower and its Subsidiaries for general corporate purposes of the Borrower, the Parent Guarantor and their respective Subsidiaries. The Lender Parties have indicated their willingness to agree to lend such amounts, and issue letters of credit in such amounts, on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Morgan at its office at 60 Wall Street, New York, New York 10260-0060, ABA No. 021-000-238, Account No. 999-99-090, Attention: Global Credit Support,
         Reference: Sodexho Marriott.

                  "Advance" means a Term Advance, a Revolving Credit Advance or a Letter of Credit Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise; provided that, from and after the consummation of the Transaction, none of the Borrower, the Parent Guarantor or any of their respective Subsidiaries shall be an Affiliate of New Marriott or any of its Subsidiaries or Affiliates unless New Marriott or any of its Subsidiaries or Affiliates purchases or otherwise acquires more than 10% of the Voting Stock of the Parent Guarantor or any of its Subsidiaries after the date hereof.

                  "Amendment Agreement" means the Amendment Agreement dated as of January 28, 1998 among the Borrower, Sodexho, Merger Corp., New Marriott and ICC.

                  "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Margin" means, with respect to Eurodollar Rate Advances (i) at any time during the 12-month period commencing on the Funding Date (as hereinafter defined) 1.125% per annum, and (ii) at any time and from time to time thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

                     Leverage Ratio                            Percentage
                     --------------                            ----------
            Level 6
            -------
            greater than 4.5:1.0                                 1.125%

            Level 5
            -------
            greater than 4.0:1.0
            but not greater than 4.5:1.0                         0.875%

            Level 4
            -------
            greater than 3.5:1.0
            but not greater than 4.0:1.0                         0.75%

            Level 3
            -------
            greater than 3.0:1.0
            but not greater than 3.5:1.0                         0.625%

            Level 2
            -------
            greater than 2.5:1.0
            but not greater than 3.0:1.0                         0.50%

            Level 1
            -------
            2.5:1.0 or less                                      0.375%


         Subject to the effectiveness provisions of Section 9.02, the Applicable Margin for any day shall be determined by reference to the ratio set forth in the schedule most recently delivered by the Borrower to the Administrative Agent on or prior to such day pursuant to subsection 5.03(b)(ii)(B) or 5.03(c)(ii)(B); provided that if the Borrower has not submitted any such schedule to the Administrative Agent as and when required under such Section 5.03(b)(ii)(B) or 5.03(c)(ii)(B), as the case may be, the Applicable Margin shall be at Level 6 until a schedule complying with such Section has been so delivered.

                  "Appropriate Lender" means, at any time, with respect to (a) any of the Term or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time and (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, such other Revolving Credit Lenders.

                  "Arrangers" has the meaning specified in the recital of parties to this Agreement.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (whether or not any conditions to drawing can then be met).

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by Morgan
                  in New York, New York, from time to time, as Morgan's prime rate; and

                           (b) 1/2 of one percent per annum above the Federal
                  Funds Rate.

                  "Base Rate Advance" means an Advance that bears interest at the Base Rate pursuant to the applicable Notice of Borrowing, the applicable Notice of Interest Rate Election, Section 2.03(c), Section 2.10(c) or Section 2.17.

                  "Base Transaction Documents" has the meaning specified in
         Section 3.02(a).

                  "Borrower" has the meaning specified in the recital of parties to this Agreement.

                  "Borrowing" means a Term Borrowing or a Revolving Credit Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in U.S. dollar deposits are carried on in the London interbank market.

                  "Canadian Subsidiary Transfer" has the meaning specified in Preliminary Statement (1).

                  "Capital Expenditures" means, for any Person for any period, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as capital expenditures or increases in other long-term tangible assets related to client investments on a Consolidated cash flow statement of such Person. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "Cash Payment" has the meaning specified in Preliminary Statement (1).

                  "Cash Equivalents" means any of the following, to the extent having a maturity of not greater than one year from the date of acquisition thereof: (a) direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States or any agency or instrumentality thereof, (b) certificates of deposit of or time deposits with (i) any Lender Party, (ii) a bank or trust company which is organized or licensed under the laws of the United States or any State thereof and has capital, surplus and undivided profits of at least $1,000,000,000 or (iii) any other financial institution whose unsecured senior long-term debt is rated at least A- (or the then equivalent) by Moody's or A3 (or the then equivalent) by S&P, or (c) commercial paper rated at least "Prime-1" (or the then equivalent) by Moody's or "A-1" (or the then equivalent) by S&P or which is issued by an entity whose senior unsecured long-term debt securities are rated at least A- (or the then equivalent) by Moody's or A3 (or the then equivalent) by S&P, (d) repurchase agreements with respect to securities described in clause
         (a) above entered into with an office of a bank, trust company or other financial institution specified in clause (b) above, (e) mutual funds at least 90% of whose assets are held in Investments referred to in clauses (a) through (d) above (except that the maturities of certain investments held by such mutual funds may exceed one year so long as the dollar-weighted average life of the Investments of such mutual fund is less than one year), and (f) in the case of any non-United States Subsidiary of the Parent Guarantor, corresponding Investments in the local currency of the jurisdiction in which such Subsidiary is located.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 3.01 shall have been satisfied, but in no event later than January 30, 1998.

                  "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Collateral Documents" means the Security Agreement, the Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Collateral Grantor" means each of the Borrower and the Guarantors.

                  "Commitment" means a Term Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "Confidential Information" means any information that Sodexho, the Parent Guarantor, the Borrower or any of their respective Subsidiaries, Affiliates, advisors or agents furnishes to the Administrative Agent or any Lender Party other than any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender Party from a source other than Sodexho, the Parent Guarantor, the Borrower or any of their respective Subsidiaries, Affiliates, advisors or agents that is not, to the best of the Administrative Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with Sodexho, the Parent Guarantor, the Borrower or any of their respective Subsidiaries, Affiliates, advisors or agents.

                  "Consents Side Letter" means the letter dated as of October 2, 1997 among the Parent Guarantor, Merger Corp., New Marriott, Sodexho and ICC.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated Debt" means, on any date, Debt of the Parent Guarantor and its Subsidiaries on such date (other than Debt referred to in clause (i) of the definition of "Debt"), determined on a Consolidated basis.

                  "Consolidated Interest Expense" means, for any period, Consolidated interest expense of the Parent Guarantor and its Subsidiaries for such period (excluding any such amounts not payable on a current basis in cash and any amounts attributable to the amortization of deferred financing costs or other capitalized fees or expenses paid prior to the Funding Date or incurred in connection with the Transaction, the prepayment of any Marriott Bonds or the incurrence of the Guaranteed Senior Debt or any Debt hereunder), net of Consolidated interest income of the Parent Guarantor and its Subsidiaries for such period.

                  "Contingent Obligation" of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person.

                  "Current Liabilities" of any Person means all items that in accordance with GAAP would be classified as current liabilities of such Person other than Debt for borrowed money.

                  "Debt" of any Person means, at any date, without duplication,
         (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all obligations, contingent or otherwise, of such Person to reimburse any bank or other Person in respect of a letter of credit or similar instrument, (f) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (g) all Contingent Obligations of such Person in respect of Debt of another Person (each such Contingent Obligation to constitute Debt in an amount equal to the lesser of the amount of such other Person's Debt subject to such Contingent Obligation and the maximum amount payable under such Contingent Obligation), (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Hybrid Capital Stock of such Person or any other Person, valued, in the case of Redeemable Hybrid Capital Stock, at the greater of its voluntary or involuntary liquidation preference, and (i) all obligations in respect of Hedge Agreements.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall continue to be considered a Defaulted Advance.

                  "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) any Issuing Bank pursuant to
         Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (b) the Administrative Agent pursuant to
         Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) the Administrative Agent or any Issuing Bank pursuant to
         Section 8.05 to reimburse the Administrative Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall continue to be considered a Defaulted Amount.

                  "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 7.01(f).

                  "Disclosed Litigation" has the meaning specified in Section 3.02(j).

                  "Distribution Agreement" means the Distribution Agreement dated as of September 30, 1997 between the Parent Guarantor and New Marriott, as amended by the Amendment Agreement.

                  "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means, for any period, (a) Consolidated net income (or net loss) of the Parent Guarantor and its Subsidiaries for such period (after eliminating the effect of any non-Foodservice Business discontinued operations incurred during the period prior to the Funding Date or to be allocated to New Marriott as contemplated by the Distribution Agreement) plus (b) the sum of each of the following items to the extent deducted in determining such Consolidated net income: (i) interest expense for such period less interest income for such period,
         (ii) net income tax expense for such period, (iii) depreciation expense for such period, (iv) amortization expense for such period, (v) Integration Costs deducted for such period in an amount not to exceed, in aggregate for all such deductions taken over the term of the Facilities, $45,000,000 less the amount of such costs classified by the Parent Guarantor's independent public accountants, and recorded, as capitalized expenses, (vi) the net amount of (A) extraordinary non-cash losses for such period less (B) extraordinary non-cash gains for such period, (vii) non-cash non-recurring items for such period, and (viii) other non-cash items for such period, in each case determined on a Consolidated basis and in accordance with GAAP for such period.

                  "Eligible Assignee" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) a financial institution or other entity engaged in the financing of loans and accounts which is an Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Lender that is a commercial bank and is approved by the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury to the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, or the effect of the environment on human health or safety, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (taking into account subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA in a distress termination pursuant to ERISA Section 4041(c) (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Morgan's Eurodollar Rate Advance to which such Interest Period is to apply (or, if Morgan shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period (provided that if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates; provided further that, in the case of the initial Interest Period with respect to any Term Advance, if such period is not an exact period of 1, 2 ,3, 6, 9 or 12 months, the Eurodollar Rate shall mean the interest rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates at which deposits in U.S. dollars approximately equal in principal amount to the Term Advances of the Eurodollar Reference Banks, in their capacities as Lenders, included in such initial Term Advance and for a maturity comparable to such Interest Period are offered to the principal London offices of each of the Eurodollar Reference Banks in immediately available funds in the London interbank market as of 11:00 A.M. (London time) on the day that is two Business Days prior to the first day of such Interest Period.

                  "Eurodollar Rate Advance" means an Advance that bears interest at a rate based on a Eurodollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Period Election.

                  "Eurodollar Rate Reserve Percentage" means for any day, the percentage which is in effect on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined).

                  "Eurodollar Reference Banks" means the principal London office of each of Morgan Guaranty Trust Company of New York, Societe Generale, Citibank, N.A., or such other Lender or Lenders as from time to time may be agreed upon between the Borrower and the Administrative Agent.

                  "Events of Default" has the meaning specified in Section 7.01.

                  "Excess Cash Flow" means, for any period, an amount equal to
         (i) Consolidated net income (or loss) of the Parent Guarantor and its Subsidiaries for such period plus (ii) the aggregate amount of all non-cash charges deducted in arriving at such Consolidated net income (or loss) plus (iii) if there was a net increase in Consolidated Current Liabilities of the Parent Guarantor and its Subsidiaries during such period, the amount of such net increase plus (iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Parent Guarantor and its Subsidiaries during such period, the amount of such net decrease less (v) the aggregate amount of all non-cash credits included in arriving at such Consolidated net income (or loss) less (vi) if there was a net decrease in Consolidated Current Liabilities of the Parent Guarantor and its Subsidiaries during such period since the date of the initial Borrowing, the amount of such net decrease less (vii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Parent Guarantor and its Subsidiaries during such period, the amount of such net increase less (viii) the aggregate amount of cash Capital Expenditures made by the Parent Guarantor and its Subsidiaries during such period, less (ix) dividends and other restricted payments contemplated by Section 5.02(h)(i)(A) paid by the Parent Guarantor during such period, less (x) the aggregate amount of payments of principal made by the Parent Guarantor and its Subsidiaries on Debt (excluding payments on revolving credit or similar arrangements for which the commitment is not reduced as a result of such payment) during such period, less (xi) taxes paid on account of deferred taxes accrued in a previous period to the extent not included in Current Assets or Current Liabilities in such period, less (xii) the net cash effect of changes in long-term assets and long-term liabilities for such period.

                  "Existing Debt" has the meaning specified in Section 4.01(y).

                  "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person in the form of proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings or proceeds of liability insurance), condemnation awards (and payments in lieu thereof), and litigation settlements, other recoveries and indemnity payments in respect of any loss or damage to equipment, fixed assets or property, in each case, in excess of $10,000,000 for each such Extraordinary Receipt or $30,000,000 in the aggregate for all such Extraordinary Receipts received during the term of the Facilities; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof), litigation settlements, other recoveries or indemnity payments to the extent that such proceeds, awards or payments
         (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received, so long as such application is made within 12 months after the occurrence of such damage or loss, (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto or (C) are received by such Person in respect of any litigation settlements or other receivables or awards in respect of collection by such Person of accounts receivables due under service or management contracts.

                  "Facility" means the Term Facility, the Revolving Credit Facility or the Letter of Credit Facility.

                  "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fiscal Quarter" has the meaning specified in Section 1.03(b).

                  "Fiscal Year" means the fiscal accounting period of 52 or 53 weeks of the Parent Guarantor and its Consolidated Subsidiaries ending closest to December 31 or, if the Parent Guarantor changes its fiscal year to "August 31", closest to August 31 in any calendar year.

                  "Foodservice Business" means the businesses conducted by the Parent Guarantor and its Affiliates which consist of (i) providing food and facilities management services to businesses and industrial operations, health care facilities, schools and universities, (ii) providing commercial laundry services, (iii) managing the Retained Conference Centers (as defined in the Distribution Agreement) and
         (iv) business undertaken pursuant to the NANA Joint Ventures (as defined in the Distribution Agreement), each of the foregoing as and to the extent conducted through the Parent Guarantor's Marriott Management Services strategic business unit (referred to in the Distribution Agreement).

                  "Funding Date" means the date on which the Initial Extension of Credit occurs following satisfaction of all of the conditions precedent set forth in Section 3.02 but in no event later than June 30, 1998.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Parent Guarantor's independent public accountants) with the most recent audited consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries delivered to the Lenders.

                  "Group of Advances" means, at any time, a group of Advances consisting of (i) all Advances under the same Facility which are Base Rate Advances at such time, (ii) all Eurodollar Rate Advances under the same Facility and having the same Interest Period at such time, provided that, if an Advance of any particular Lender is Converted to or made as a Base Rate Advance pursuant to Section 2.10 or 2.17, such Advance shall be included in the same Group or Groups of Advances from time to time as it would have been in if it had not been so Converted or made.

                  "Guaranteed Senior Debt" means the Debt under the Guaranteed Senior Debt Credit Agreement or any replacement thereof (including, without limitation, Debt incurred on the Funding Date in place of the incurrence of Debt under the Guaranteed Senior Debt Credit Agreement) as permitted by Section 6.07.

                  "Guaranteed Senior Debt Credit Agreement" means the $620,000,000 Credit Agreement dated as of the date hereof among the Parent Guarantor, the lenders party thereto, Morgan, as Documentation Agent, and Societe Generale, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms).

                  "Guaranteed Senior Debt Documents" means the Guaranteed Senior Debt Credit Agreement, together with the Note and the Guaranty (each as defined therein) executed in connection therewith.

                  "Guarantees" means the Subsidiary Guaranty specified in
         Section 3.02(k)(xiii) and the Parent Guaranty contained in Section
         6.01.

                  "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors.

                  "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Hybrid Capital Stock" means, with respect to any Person, capital stock of such Person, the dividends in respect of which are deductible by such Person for United States federal income tax purposes.

                  "ICC" has the meaning specified in Preliminary Statement (1).

                  "Indemnified Consent Exposure" means the exposure resulting from the absence of certain third-party consents and approvals required with respect to the Transaction that is indemnified by New Marriott pursuant to the Distribution Agreement.

                  "Indemnified Party" has the meaning specified in Section 9.04(b).

                  "Indemnity Support Agreement" means the Indemnity Support Agreement referred to in the Consents Side Letter, between the Parent Guarantor and New Marriott in connection with the indemnification of the Parent Guarantor for the Indemnified Consent Exposure.

                  "Information Memorandum" means the information memorandum dated December, 1997 used by the Arrangers in connection with the syndication of the Commitments.

                  "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "Initial Issuing Banks" has the meaning specified in the recital of parties to this Agreement.

                  "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Integration Costs" means costs incurred in connection with the combination of the businesses of MMS, ICC, Sodexho Canada, MMS Canada and their respective Subsidiaries and Affiliates.

                  "Interest Period" means, for each Eurodollar Rate Advance, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or the date specified in the applicable Notice of Interest Rate Election and ending one, two, three, six, or, to the extent available to each Lender, nine or twelve months thereafter, as the Borrower may elect in such Notice; provided, however, that:

                           (a) the first Interest Period in respect of any Term
                  Advances that are Eurodollar Rate Advances shall end on the last Business Day of the first, second, third, sixth or, to the extent available to each Lender, ninth or twelfth, calendar month after the month in which such Term Advance was made, as elected by the Borrower in the applicable Notice of Borrowing;

                           (b) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (c) whenever the first day of any Interest Period
                  occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period), such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Inventory" means all Inventory referred to in Section 1 of the Security Agreement.

                  "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (f) or (g) of the definition of "Debt" in respect of such Person, but excluding any demand deposit maintained with any Person.

                  "Issuing Bank" means any Initial Issuing Bank, each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 and any other Lender that shall, at the request of the Borrower, agree to become an Issuing Bank hereunder, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

                  "L/C Related Documents" has the meaning specified in Section 2.04(c)(ii).

                  "Lender Party" means any Lender or any Issuing Bank.

                  "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07.

                  "Letter of Credit" has the meaning specified in Section
         2.01(c).

                  "Letter of Credit Advance" means an advance made by any Issuing Bank pursuant to Section 2.03(c).

                  "Letter of Credit Agreement" has the meaning specified in
         Section 2.03(a).

                  "Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, such Issuing Bank's commitment to issue Letters of Credit pursuant to Section 2.01(c).

                  "Letter of Credit Facility" means the facility provided by the Issuing Banks hereunder for the issuance of Letters of Credit for the account of the Parent Guarantor and its Subsidiaries, as provided herein.

                  "Letter of Credit Facility Amount" means, at any time, the lesser of (a) $100,000,000 and (b) the aggregate Revolving Credit Commitments of all Revolving Credit Lenders at such time.

                  "Leverage Ratio" means, as of the last day of any Fiscal Quarter of the Parent Guarantor, the ratio of Consolidated Debt as at such day to Consolidated EBITDA for the period of four consecutive Fiscal Quarters of the Parent Guarantor ending on such day.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means this Agreement, the Notes, the Guarantees, the Collateral Documents, each Letter of Credit Agreement and the agreement related to the fees referred to in Section 2.08, in each case as amended or otherwise modified from time to time.

                  "Loan Parties" means the Borrower and the Guarantors.

                  "LYONs" means the Liquid Yield Option Notes due 2011 of the Parent Guarantor issued pursuant to the Indenture dated as of March 25, 1996 between the Parent Guarantor and The Bank of New York, as indenture trustee, together with all supplemental indentures executed thereunder.

                  "LYONs Allocation Agreement" means the LYONs Allocation Agreement to be entered into by the Parent Guarantor, New Marriott and Sodexho substantially in the form of the draft dated December 8, 1997.

                  "Margin Stock" has the meaning specified in Regulation U.

                  "Marriott Bond Tender Period" has the meaning specified in
         Section 2.01(a).

                  "Marriott Bonds" means (i) the notes in the principal amount of $600,000,000 issued pursuant to the Indenture dated as of December 1, 1993 between the Parent Guarantor and Chemical Bank, as trustee, and
         (ii) the notes in the principal amount of $120,000,000 issued pursuant to the Indenture dated as of October 1, 1995 among RHG Finance, as issuer, Renaissance Hotel Group N.V., as guarantor, the Parent Guarantor, as additional guarantor, and the First National Bank of Chicago, as indenture trustee, in each case, as amended from time to time.

                  "Material Adverse Change" means any material adverse change in the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent Guarantor and its Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent Guarantor and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent and the Lenders under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

                  "Material Contract" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of an amount equal to not less than 2% of Consolidated sales of the Parent Guarantor and its Subsidiaries in any year or otherwise material to the business, financial condition or results of operations of such Person.

                  "Merger" has the meaning specified in Preliminary Statement
         (1).

                  "Merger Agreement" means the Agreement and Plan of Merger dated as of September 30, 1997 among the Parent Guarantor, Merger Corp., New Marriott, ICC and Sodexho, as amended by the Amendment Agreement.

                  "Merger Corp." means Marriott-ICC Merger Corp., a Delaware corporation.

                  "MMS" means Marriott Management Services Corp., a New York corporation.

                  "MMS Canada" has the meaning specified in Preliminary Statement (2).

                  "Moody's" means Moody's Investors Service, Inc.

                  "Morgan" has the meaning specified in the recital of parties to this Agreement.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA which is a defined benefit plan within the meaning of Section 3(35) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any business or fixed or capital asset or the sale or issuance of any capital stock or other ownership or profit interest, or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom (without duplication) (a) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction or Debt, is required to be repaid upon such disposition, in each case under this clause (c) to the extent, but only to the extent, that the amounts so deducted are actually paid to a Person that is not a Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof, provided that any such payment made to an Affiliate of any Loan Party shall be reasonable and customary.

                  "New Marriott" means New Marriott MI, Inc., a Delaware corporation (to be renamed Marriott International, Inc. after the Spinoff).

                  "Note" means a Term Note or a Revolving Credit Note.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Interest Rate Election" has the meaning specified in Section 2.09.

                  "NPL" means the National Priorities List under CERCLA.

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "Omnibus Restructuring Agreement" means the Omnibus Restructuring Agreement dated as of September 30, 1997 among the Parent Guarantor, Merger Corp., New Marriott, ICC and Sodexho, as amended by the Amendment Agreement.

                  "Other Taxes" has the meaning specified in Section 2.12(b).

                  "Parent Guarantor" has the meaning specified in Preliminary Statement (1).

                  "Parent Guaranty" has the meaning specified in Section 6.01.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Liens" means each of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) Liens in respect of judgments not constituting an Event of Default under Section 7.01(g); and (f) Liens on inventory or equipment arising under Article 2 of the Uniform Commercial Code or any similar provision of applicable law securing payment of the purchase price of such inventory or equipment, provided that such Lien does not extend to any asset other than such inventory and equipment and the obligation to pay such purchase price does not constitute Debt and, provided further that no Loan Party shall have executed a Uniform Commercial Code financing statement (Form UCC-1 or a comparable form) in connection with any such Lien on inventory.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Pledge Agreement" has the meaning specified in Section 3.02(k)(xiv).

                  "Procurement Contracts" means procurement agreements related to inventory, equipment, supplies and information systems between the Parent Guarantor and parties that are not Affiliates of the Borrower.

                  "Procurement Contracts Agreement" means the agreement to be entered into by the Borrower and the Parent Guarantor in respect of payments to be made by the Borrower on behalf of the Parent Guarantor under, or to reimburse the Parent Guarantor for payments made by it under, the Procurement Contracts.

                  "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

                  "Proxy Statement" means the Notice of Special Meeting of Stockholders and related Preliminary Proxy Statement filed with the Securities and Exchange Commission on January 12, 1998 by the Parent Guarantor and all related documents, schedules, annexes and attachments filed therewith.

                  "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "Register" has the meaning specified in Section 9.07(d).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Related Documents" means the Transaction Documents, the Guaranteed Senior Debt Documents and the Tax Agreement.

                  "Required Lenders" means at any time Lenders owed or holding at least 51% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term Facilities at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time,
         (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term Commitments of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, each Revolving Credit Lender shall be deemed to hold its Pro Rata Share of the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit.

                  "Requisite Lenders" means at any time Lenders owed or holding at least 66-2/3% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term Facilities at such time and
         (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Requisite Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term Commitments of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, each Revolving Credit Lender shall be deemed to hold its Pro Rata Share of the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit.

                  "Responsible Officer" means, with respect to any Loan Party, any executive officer of such Loan Party.

                  "Retained Marriott Bonds" means any Marriott Bonds that, on the last day of the Marriott Bond Tender Period, shall not have been tendered and that are retained as obligations of the Parent Guarantor.

                  "Revolving Credit Advance" has the meaning specified in
         Section 2.01(b).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

                  "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Revolving Credit Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Revolving Credit Lender has entered into one or more Assignments and Acceptances, set forth for such Revolving Credit Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Revolving Credit Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Revolving Credit Facility" means the facility provided by the Revolving Credit Lenders and the Issuing Banks hereunder for the making of Revolving Credit Advances to the Borrower, and the issuance of Letters of Credit for the account of the Parent Guarantor and its Subsidiaries, as provided herein.

                  "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Advances made by such Revolving Credit Lender.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Scheduled Amortization Payments" means, for any period, all scheduled payments of principal made or required to be made in cash by the Parent Guarantor and its Subsidiaries during such period, determined on a Consolidated basis in accordance with GAAP.

                  "Secured Obligations" has the meaning specified in the Security Agreement.

                  "Secured Parties" means the Administrative Agent, the Arrangers, the Lender Parties and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

                  "Security Agreement" has the meaning specified in Section 3.02(k)(viii).

                  "Shareholders' Equity" means common stock, additional paid-in capital, retained earnings and treasury stock of the Parent Guarantor and its Subsidiaries on a Consolidated basis.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Societe Generale" has the meaning specified in the recital of parties to this Agreement.

                  "Sodexho" means Sodexho Alliance, S.A., a societe anonyme organized under the laws of France, and its successors.

                  "Sodexho Canada" has the meaning specified in Preliminary Statement (1).

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Spinoff" has the meaning specified in Preliminary Statement
         (1).

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of the issued and outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions (irrespective of whether at the time capital stock or other ownership interests of any other class or classes shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Except as otherwise expressly provided herein, neither New Marriott nor any Person that is, will be or will become a Subsidiary of New Marriott upon the consummation of the Transaction shall be a Subsidiary of the Borrower or Parent Guarantor for any purpose under this Agreement.

                  "Subsidiary Contribution" has the meaning specified in Preliminary Statement (2).

                  "Subsidiary Guarantors" means each of ICC, MMS, Gardner Merchant Holdings, Inc., a Delaware corporation, Sodexho Services, Inc., a Connecticut corporation, Sodexho USA, Inc., a Massachusetts corporation, Marriott Laundry Services, Inc., a Delaware corporation, and at any time and from time to time each other Subsidiary of the Borrower that becomes a Subsidiary Guarantor pursuant to Section 5.01(l) of this Agreement.

                  "Subsidiary Guaranty" has the meaning specified in Section 3.02(k)(xiii).

                  "Substantial Subsidiary" means, on any date, each Subsidiary Guarantor and any other Subsidiary of the Borrower (i) whose revenues for the four Fiscal Quarters of the Borrower most recently ended on or prior to such date equaled or exceeded 2% of the Consolidated revenues of the Parent Guarantor and its Subsidiaries for such period or (ii) whose assets as of such date equaled or exceeded 2% of the Consolidated assets of the Parent Guarantor and its Subsidiaries as of such date.

                  "Tax Agreement" means the Tax Sharing and Indemnification Agreement to be entered into by the Parent Guarantor, New Marriott and Sodexho in respect of certain tax matters in connection with the Transaction.

                  "Taxes" has the meaning specified in Section 2.12(a).

                  "Term Advance" has the meaning specified in Section 2.01(a).

                  "Term Borrowing" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

                  "Term Commitment" means, with respect to any Term Lender at any time, the amount set forth opposite such Term Lender's name on
         Schedule I hereto under the caption "Term Commitment" or, if such Term Lender has entered into one or more Assignments and Acceptances, set forth for such Term Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Term Lender's "Term Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "Term Facility" means the facility provided by the Term Lenders hereunder for the making of Term Advances to the Borrower as provided herein.

                  "Term Lender" means any Lender that has a Term Commitment.

                  "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Advance made by such Term Lender.

                  "Termination Date" means the earlier of (i) the sixth anniversary of the Funding Date and (ii) the date of termination in whole of the Term Commitments, the Revolving Credit Commitments and the Letter of Credit Commitments pursuant to Section 2.05 or 7.01.

                  "Transaction" has the meaning specified in Preliminary Statement (2).

                  "Transaction Documents" means the Merger Agreement, the Distribution Agreement, the Omnibus Restructuring Agreement, the Consents Side Letter and the Indemnity Support Agreement (but only if and to the extent required to be entered into pursuant to the Consents Side Letter).

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at a Eurodollar Rate.

                  "Unused Letter of Credit Facility Amount" means, at any time, the Letter of Credit Facility Amount at such time minus the sum of the aggregate Available Amount of all Letters of Credit outstanding at such time and the aggregate principal amount of all Letter of Credit Advances outstanding at such time.

                  "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, such Lender's Revolving Credit Commitment at such time minus the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and
         (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks and outstanding at such time.

                  "Unused Term Commitment" means, with respect to any Term Lender at any time, such Term Lender's Term Commitment at such time minus the aggregate principal amount of all Term Advances made by such Term Lender at or prior to such time, whether or not any such Term Advance remains outstanding at such time.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  SECTION 1.03. Accounting Terms and Determinations. (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

                  (b) For all purposes of this Agreement, including the computation of the financial covenants set forth in Section 5.04, the term "Fiscal Quarter" with respect to any Loan Party shall mean the three-month fiscal period of such Loan Party ending nearest to the last day of each November, February, May and August.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances. (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make one or more advances (each a "Term Advance") to the Borrower from time to time on any Business Day during the period from the Funding Date until December 31, 1998 (the "Marriott Bond Tender Period") in an amount for each such Advance not to exceed such Lender's Unused Term Commitment at such time. Each Term Borrowing shall be in an aggregate amount of at least $5,000,000 and shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the Funding Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

                  (c) Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower and in the name of the Parent Guarantor or any of its Subsidiaries from time to time on any Business Day during the period from the Funding Date until 5 days before the Termination Date in an Available Amount for each such Letter of Credit not to exceed the lesser of (x) the Unused Letter of Credit Facility Amount at such time and (y) the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of the Termination Date and one year after the date of issuance thereof, but may by its terms be renewable annually either (i) upon notice (a "Notice of Renewal") given to the Issuing Bank that issued such Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III or (ii) automatically unless such Issuing Bank has notified the beneficiary of such Letter of Credit (with a copy to the Borrower and the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "Notice of Termination"); provided that
(i) the applicable Issuing Bank shall not give a Notice of Termination unless
(x) such Issuing Bank has assigned its entire Letter of Credit Commitment to an Eligible Assignee pursuant to Section 9.07(f) or (y) the applicable conditions set forth in Article III are not satisfied at such time and (ii) the terms of each Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Letter of Credit to give the beneficiary named in such Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed or terminated and (z) not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(c).

                  SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or 10:30 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telephone, confirmed immediately in writing, or by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting such account or accounts as the Borrower shall direct.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.10(c) and (ii) the Term Advances may not be outstanding as part of more than four separate Groups of Advances and the Revolving Credit Advances may not be outstanding as part of more than fifteen separate Groups of Advances.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall, within 15 days after demand, indemnify each Appropriate Lender against any loss, cost or expense (but excluding loss of margin for any day after the date specified in the Notice of Borrowing for such Borrowing) incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date, provided that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the amount of, the basis for and the calculation of, such loss, cost or expense, which certificate shall be conclusive in the absence of manifest error.

                  (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under
Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion including, without limitation, the expiration and renewal provisions thereof, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. Each Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of its Pro Rata Share of any such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender and the Borrower severally agree to pay to the Administrative Agent for its account or the account of such Issuing Bank, as applicable, forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time to Base Rate Advances and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance that is a Base Rate Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates and in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06 and as otherwise set forth in this Section 2.04(a)):

                           Payment                                     Payment
    Date                   Amount             Date                     Amount
    ----                   ------             ----                     ------
November 30, 1998        $17,500,000       August 31, 2001           $20,000,000
February 28, 1999        $17,500,000       November 30, 2001         $20,000,000
May 31, 1999             $17,500,000       February 28, 2002         $20,000,000
August 31, 1999          $17,500,000       May 31, 2002              $25,000,000
November 30, 1999        $20,000,000       August 31, 2002           $25,000,000
February 29, 2000        $20,000,000       November 30, 2002         $25,000,000
May 31, 2000             $20,000,000       February 28, 2003         $25,000,000
August 31, 2000          $20,000,000       May 31, 2003              $32,500,000
November 30, 2000        $20,000,000       August 31, 2003           $32,500,000
February 28, 2001        $20,000,000       November 30, 2003         $32,500,000
May 31, 2001             $20,000,000       February 29, 2004         $32,500,000


provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date, and provided further that on the last day of the Marriott Bond Tender Period (i) the principal installments shall be reduced pro rata by the face amount of any Retained Marriott Bonds Series B, C and D and (ii) the final four scheduled principal installments shall be reduced pro rata by the face amount of any Retained Marriott Bonds Series A.

                  (b) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

                  (c) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank or Revolving Credit Lender, as the case may be, on the earlier of demand (provided that if demand is made by any Issuing Bank or Revolving Credit Lender later than 10:00 A.M. (New York City time) on any day, such repayment shall be due on the next succeeding Business Day) and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit to repay outstanding Letter of Credit Advances shall, to the fullest extent permitted under applicable law, be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction, provided that any such claim may be asserted by separate suit or compulsory counterclaim;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guarantees or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term Commitments, the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility
(i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. (i) The Revolving Credit Commitments shall be automatically and permanently reduced to zero at the close of business on the Termination Date.

                  (ii) At the close of business on the last day of the Marriott Bond Tender Period, the Term Commitments shall be automatically and permanently reduced to zero.

                  (iii) The Letter of Credit Facility Amount shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Commitments by the amount, if any, by which the Letter of Credit Facility Amount exceeds the aggregate amount of the Revolving Credit Commitments after giving effect to such reduction of the Revolving Credit Commitments.

                  SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon same Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case given to the Administrative Agent not later than 11:00 A.M. (New York City time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of any Group of Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Term Advances shall be applied to the installments thereof in direct order of maturity.

                  (b) Mandatory. (i) The Borrower shall, on the last day of the Marriott Bond Tender Period, prepay one or more Groups of Term Advances in an aggregate principal amount equal to the excess, if any, of the aggregate principal amount of all Term Advances then outstanding over an amount equal to the aggregate Term Commitments on the Closing Date (without regard to any later reduction or termination thereof) less the aggregate principal amount of Retained Marriott Bonds then outstanding.

                  (ii) The Borrower shall, subject to clause (vii) of this
Section 2.06(b), on the date of receipt by any Loan Party of the Net Cash Proceeds from:

                   (A) the sale, lease, transfer or other disposition of any business or fixed or capital assets of the Borrower or any of its Subsidiaries (other than (i) any sale, lease, transfer or other disposition of assets pursuant to clauses (i) through (vii) of Section 5.02(e), (ii) any sale, transfer or other disposition of synergy related assets to the extent such proceeds are reinvested in similar assets for the purpose of achieving the planned synergy cost savings and (iii) other sales in an aggregate amount not to exceed $10,000,000 in Net Cash Proceeds in any Fiscal Year of the Borrower and $30,000,000 in Net Cash Proceeds over the term of the Facilities),

                  (B) the sale or issuance by the Parent Guarantor of any capital stock or other ownership or profit interest, or any warrants, rights or options to acquire capital stock or other ownership or profit interest (other than equity contributions hereafter made by Sodexho to the Parent Guarantor and stock options or warrants currently outstanding or hereafter issued pursuant to any stock option, plan or other compensation arrangement approved by the Borrower's or the Parent Guarantor's Board of Directors),

                  (C) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (A) or (B) above,

prepay, ratably, the Advances in a Group or Groups of Term Advances in an aggregate principal amount equal to (x) in the case of clause (A) above, 100%,
(y) in the case of clause (B) above, 50% and (z) in the case of clause (C) above, 70% of the amount of such Net Cash Proceeds. Each such prepayment shall be applied pro rata to the Term Advances of the several Lenders included in such Group or Groups and shall reduce pro rata the remaining installments set forth in Section 2.04(a); provided that, in the case of clause (B) only, no such prepayment shall be required if the Leverage Ratio is less than 3.0:1.0 as at the end of each of the immediately preceding two consecutive Fiscal Quarters of the Borrower or in the event that the senior unsecured non-credit-enhanced Debt of the Parent Guarantor or the Borrower obtains a rating of Baa3 or higher by Moody's or BBB- or higher by S&P.

                  (iii) The Borrower shall, subject to clause (vii) of this
Section 2.06(b), on the tenth day following the date of delivery of the audited financial statements contemplated by Section 5.03(c), commencing with the four Fiscal Quarters ended August 1999, prepay ratably, the Advances in a Group or Groups of Term Advances in an aggregate principal amount equal to fifty percent (50%) of the Excess Cash Flow in excess of $5,000,000 for such Fiscal Year. Each such prepayment shall be applied pro rata to the Term Advances of the several Lenders included in such Group or Groups and shall reduce the remaining installments set forth in Section 2.04(a) in direct order of maturity; provided that such prepayment shall not be required if the Leverage Ratio is less than 3.0:1.0 as at the end of each of the immediately preceding two consecutive Fiscal Quarters of the Borrower or in the event that the senior unsecured non-credit-enhanced Debt of the Parent Guarantor or the Borrower obtains a rating of Baa3 or higher by Moody's or BBB- or higher by S&P.

                  (iv) The Borrower shall, on each Business Day, prepay ratably the Advances in a Group or Groups of Revolving Credit Advances and/or prepay Letter of Credit Advances in an aggregate principal amount equal to the amount by which the sum of the aggregate principal amount of the Revolving Credit Advances and the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds the aggregate Revolving Credit Facility Commitments on such Business Day.

                  (v) Prepayments of the Revolving Credit Facility made pursuant to clause (iv) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full and second applied to prepay Groups of Revolving Credit Advances then outstanding until such Advances are paid in full.

                  (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  (vii) If any prepayment pursuant to clause (i) or (ii) above would otherwise be required to be made on a day on which the aggregate principal amount of Term Advances that are Base Rate Advances and the aggregate principal amount of Term Advances that are Eurodollar Rate Advances with Interest Periods ending on such day is less than the amount of such prepayment, such prepayment may, at the election of the Borrower, be deferred, but only to the extent of such shortfall, until the last day of the next ending Interest Period in respect of Term Advances.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. For each day on which such Advance is a Base Rate Advance, a rate per annum equal to the Base Rate for such day, payable in arrears quarterly on the last day of each February, May, August and November during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, for each day during each Interest Period applicable thereto a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) the Applicable Margin for such day, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. The Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender that is not paid when due and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, in each case, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

                  (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing or Notice of Interest Rate Election pursuant to Section 2.02(a) or 2.09(a), the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii).

                  SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the Funding Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last Business Day of each February, May, August and November, commencing on the first such Business Day following the Funding Date, and on the Termination Date, at the rate of 37.5 basis points per annum (calculated on the basis of a 360- day year) for each Fiscal Quarter in which the Leverage Ratio as at the end of the immediately preceding Fiscal Quarter equals or exceeds 3.0:1.0, and 25 basis points per annum for each Fiscal Quarter in which the Leverage Ratio as at the end of the immediately preceding Fiscal Quarter is less than 3.0:1.0, on the sum of the average daily Unused Revolving Credit Commitment and Unused Term Commitment of each Appropriate Lender; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) Ticking Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a ticking fee payable in arrears on the earlier of the Funding Date and the Termination Date and, in addition, if neither the Funding Date nor the Termination Date has occurred prior to such date, on April 30, 1998, (A) for the period commencing February 27, 1998 until the earliest of (i) the Funding Date, (ii) April 30, 1998 and (iii) the Termination Date, at the rate of 25 basis points per annum (calculated on the basis of a 360-day year) on the sum of the aggregate Commitments of each Lender hereunder and (B) for the period commencing May 1, 1998 until the earlier of (i) the Funding Date and (ii) the Termination Date, at the rate of 37.5 basis points per annum (calculated on the basis of a 360-day year) on the sum of the aggregate Commitments of each Lender hereunder; provided, however, that any ticking fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower to such Defaulting Lender so long as such Lender shall be a Defaulting Lender except to the extent that such ticking fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no ticking fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (c) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

                  (d) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable quarterly in arrears on the last Business Day of each February, May, August and November, commencing on the first such Business Day following the Funding Date and on the Termination Date, on such Lender's Pro Rata Share of the Available Amount of all Letters of Credit outstanding on each day in each such period at a per annum rate equal to the Applicable Margin for Eurodollar Advances in effect for such day.

                  (ii) The Borrower shall pay to each Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

                  SECTION 2.09. Conversion and Continuation of Advances. (a) Optional. The Borrower may on any Business Day, upon notice (a "Notice of Interest Rate Election") given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuation and subject to the provisions of Sections
2.07 and 2.10, Convert all or any portion of a Group of Advances into Advances of the other Type or, in the case of a Group of Eurodollar Rate Advances, continue such Advances as Eurodollar Rate Advances for an additional Interest Period; provided, however, that any Conversion of Base Rate Advances into Eurodollar Rate Advances, and any continuation of Eurodollar Rate Advances for an additional Interest Period, shall be in an aggregate amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Groups of Advances than permitted under Section 2.02(b) and each Conversion or continuation of less than all of the Advances in any Group of Advances shall apply ratably to the Advances of the respective Appropriate Lenders included in such Group. Each such Notice of Interest Rate Election shall, within the restrictions specified above, specify (i) the date of such Conversion or continuation, (ii) the Advances to be Converted or continued and (iii) in the case of any such continuation of or Conversion into Eurodollar Rate Advances, the duration of the initial or next Interest Period for such Advances. Each Notice of Interest Rate Election shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Group of Eurodollar Rate Advances shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Group of Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction, after the date hereof, of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section
2.10 any such increased costs resulting from (i) Taxes, Other Taxes or taxes expressly excluded from the definition of Taxes and Other Taxes (as to which Section 2.12 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof and (iii) any requirement as to which such Lender is entitled to compensation under
Section 2.16), then the Borrower shall from time to time, within 15 days after demand by such Lender Party (with a copy of such demand to the Administrative Agent), accompanied by a certificate of such Lender Party setting forth in reasonable detail the amount of, the basis for and the calculation of such additional amounts, pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender Party determines that the adoption, after the date hereof, of any law or regulation or compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law) regarding capital adequacy affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), accompanied by a certificate of such Lender Party setting forth in reasonable detail the amount of, the basis for and the calculation of such additional amounts, the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time within 30 days after demand by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, for any reduction in the rate of return on capital of such Lender or corporation controlling such Lender below the level that such Lender or controlling corporation could have achieved but for such adoption or issuance (taking into consideration its policies with respect to capital adequacy) to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurodollar Rate Advances under any Facility, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon
(i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances in which neither the Borrower nor the Loan Documents specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and all computations of fees and Letter of Credit commissions (including, without limitation, fees payable under Section 2.08) shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fees or commissions, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Borrower and the Parent Guarantor hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise and similar taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or in which it is resident or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise and similar taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof and in the case of each Lender Party and the Administrative Agent, overall net income taxes imposed solely by reason of such Lender Party or the Administrative Agent (as the case may be) doing business in the jurisdiction imposing such tax, other than taxes arising solely as a result of such Lender Party or the Administrative Agent entering into this Agreement or holding any Note or performing any activity contemplated herein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower or the Parent Guarantor (as the case may be) shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Parent Guarantor (as the case may be) shall make such deductions and (iii) the Borrower or the Parent Guarantor (as the case may be) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, subject to the limitations set forth in
Section 6.06, the Borrower and the Parent Guarantor shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) Subject to the limitations set forth in Section 6.06, the Borrower and the Parent Guarantor shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of Taxes and Other Taxes on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor, accompanied by a certificate of such Lender Party setting forth the amount thereof, the basis therefor and the calculation thereof provided, however, that neither the Borrower nor the Parent Guarantor shall be obligated to make payment to the Lender Party or the Administrative Agent (as the case may be) pursuant to this Section in respect of penalties, additions to tax, interest, expenses and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender Party or the Administrative Agent within 30 Business Days from the date on which such Lender Party or the Administrative Agent received written notice of an imposition of Taxes or Other Taxes by the relevant taxing or governmental authority (but only to the extent that the Borrower or the Parent Guarantor (as the case may be) is materially damaged as a result of such failure), (ii) such penalties, additions to tax, interest, expenses and other liabilities have accrued as a result of the failure of such Lender Party to remit the amount of any indemnity payment it receives from the Borrower or the Parent Guarantor (as the case may be) pursuant to this Section to a taxing authority or (iii) such penalties, additions to tax, interest, expenses and other liabilities are attributable to the gross negligence or willful misconduct of such Lender Party or the Administrative Agent. After a Lender Party or the Administrative Agent (as the case may be) receives notice of an assessment of Taxes or Other Taxes, such Lender Party or Administrative Agent will act in good faith to promptly notify the Borrower or a Parent Guarantor (as the case may be) of its obligations hereunder.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower or the Parent Guarantor (as the case may be) shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment except to the extent such receipt or other document is not legally available, in which case the Borrower or the Parent Guarantor (as the case may be) will furnish other satisfactory evidence of such payment.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank (as the case may be) and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party assignee becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection
(e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes at such Lender Party's expense.

                  (g) If a Lender Party shall become aware that it is entitled to receive a refund from a relevant taxing or governmental authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower or the Parent Guarantor (as the case may be) pursuant to this Section, it shall promptly notify the Borrower or the Parent Guarantor (as the case may be) of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower or the Parent Guarantor (as the case may be) (whether as a result of notification that it has made to the Borrower or the Parent Guarantor (as the case may be) or otherwise) make a claim to such taxing or governmental authority for such refund at the Borrower's or the Parent Guarantor's (as the case may be) expense; provided that the Borrower or the Parent Guarantor (as the case may be) agrees to indemnify the Lender Party for any adverse tax consequences resulting from the making of such claim for refund. If such Lender Party finally and irrevocably receives a refund of any Taxes or Other Taxes (including penalties, additions to tax and interest) for which it has been indemnified by the Borrower or the Parent Guarantor (as the case may be) pursuant to this Section, or which the Borrower or the Parent Guarantor (as the case may be) has paid pursuant to this Section, then, to the extent such Lender Party may do so without jeopardizing the right to such refund or the right to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled, it shall promptly notify the Borrower or the Parent Guarantor (as the case may be) of such refund and shall within 30 days from the date of receipt of such refund pay to the Borrower or the Parent Guarantor (as the case may be) the portion of such refund (including the after-tax amount of any interest paid by the relevant taxing or governmental authority with respect to such refund) that the Lender Party determines would leave such Lender Party in no worse position than if no Taxes or Other Taxes had been imposed (but in no case shall such portion exceed the amount of the indemnity payments made, or Taxes or Other Taxes (including penalties, additions to tax, and interest) paid, by the Borrower or the Parent Guarantor (as the case may be) under this Section that gave rise to such refund), net of all out-of-pocket expenses of such Lender Party and without interest, provided, however, that the Borrower or the Parent Guarantor (as the case may be), upon the request of such Lender Party agrees to repay the amount paid over to the Borrower or the Parent Guarantor (as the case may be) (plus penalties, interest or other charges due to the appropriate authorities in connection therewith) to such Lender Party in the event such Lender Party is required to repay such refund to such relevant authority.

                  (h) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or take such other actions as may be reasonably requested by the Borrower, if the making of such a change or the taking of such an action would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party; provided that the mere existence of quantifiable fees, charges, costs and expenses that the Borrower has offered and agreed to pay on behalf of such Lender Party shall not be deemed to be disadvantageous to such Lender Party.

                  SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party hereunder and under the Notes at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to refinance certain Existing Debt of ICC, the Parent Guarantor, and their respective Subsidiaries, to make any required payment to New Marriott, to pay transaction fees and expenses and, from time to time, to finance working capital needs and for general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 2.15. Defaulting Lenders. (a) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Event of Default shall have occurred and be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such set off under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, (i) to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01 and (ii) to be of the same Type as, and to bear interest at the rate applicable to, the Advances of the other Applicable Lenders included in such Borrowing, which interest shall be payable on the dates upon which interest is payable on such other Advances. The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

                  (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                  (c) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Morgan, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Morgan's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                  SECTION 2.16. Regulation D Compensation. If and so long as a reserve requirement of the type described in the definition of "Eurodollar Rate Reserve Percentage" is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Lender subject to such requirement may require the Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Eurodollar Rate Advances, additional interest on such Eurodollar Rate Advance at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable Eurodollar Rate divided by
(B) one minus the Eurodollar Rate Reserve Percentage over (ii) the applicable Eurodollar Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Rate Advances of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after such Lender gives such notice and (y) shall notify the Borrower at least five Business Days before each date on which interest is payable on the Eurodollar Rate Advances of the amount then due it under this Section.

                  SECTION 2.17. Base Rate Advances Substituted for Affected Eurodollar Rate Advances. If (i) the obligation of any Lender to make, or to continue or Convert outstanding Advances as or to, Eurodollar Rate Advances has been suspended pursuant to Section 2.10(d) or (ii) any Lender has demanded compensation under Section 2.10(a) or (b) or Section 2.12 with respect to its Eurodollar Rate Advances, and in any such case the Borrower shall, by at least five Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Advances which would otherwise be made by such Lender as (or continued as or Converted to) Eurodollar Rate Advances, shall instead be Base Rate Advances on which interest and principal shall be payable contemporaneously with the related Eurodollar Rate Advances of the other Lenders. If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Advance shall be converted into a Eurodollar Rate Advance on the first day of the next succeeding Interest Period applicable to the related Eurodollar Rate Advances of the other Lenders.

                  SECTION 2.18. Replacement of Certain Lenders. If any Lender (a "Subject Lender") (i) is a Defaulting Lender that owes a Defaulted Advance to the Borrower, (ii) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 2.10(a) or (b) or Section
2.12 or (iii) gives notice pursuant to Section 2.10(d) requiring a conversion of such Subject Lender's Eurodollar Rate Advances to Base Rate Advances or suspending such Lender's obligation to make Advances as, or to Convert or continue Advances into or as, Eurodollar Rate Advances, the Borrower may, within 90 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "Replacement Notice") in writing to the Administrative Agent and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. Unless the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is unsatisfactory to the Administrative Agent (such denial not being available to the Administrative Agent where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Sections 2.10(a) and (b) and Section 2.12, assign, in accordance with Section 9.07, all of its Commitments, Advances, Notes and other rights and obligations under this Agreement and all other Loan Documents to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and (ii) the purchase price paid by such designated financial institution shall be in at least the amount of such Subject Lender's Advances, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 2.10(a) and (b) and Section 2.12) owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to Closing. This Agreement shall become effective on the date (the "Closing Date") that the following conditions precedent are satisfied:

                  (a) The Administrative Agent shall have received, dated the Closing Date, in form and substance satisfactory to the Arrangers and their legal counsel, a copy of this Agreement duly executed by each party hereto, with definitive forms of all exhibits hereto mutually satisfactory to the Borrower and the Arrangers and their legal counsel;

                  (b) The Borrower shall have paid all accrued fees and reimbursable expenses of the Arrangers (including the accrued reasonable fees and expenses of counsel to the Arrangers) due on or before the Closing Date, to the extent invoiced at least two Business Days prior to the Closing Date; and

                  (c) The Guaranteed Senior Debt Credit Agreement shall have been duly executed by each party thereto and delivered to the Administrative Agent.

                  SECTION 3.02. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the Funding Date is subject to the satisfaction of the following conditions precedent before or concurrently therewith:

                  (a) The Spinoff, the Canadian Subsidiary Transfer, the Cash Payment and the Merger shall have been consummated in accordance with the terms of the Transaction Documents, without any written waiver or amendment not consented to by the Requisite Lenders of any term, provision or condition set forth therein, and in compliance with all applicable laws (it being understood that the Consents Side Letter, the Distribution Agreement, the Merger Agreement, the Omnibus Restructuring Agreement and related documents delivered to the Arrangers prior to November 27, 1997, and as amended through the date hereof pursuant to amendments provided to the Lenders prior to the date hereof (the "Base Transaction Documents"), are satisfactory to the Lender Parties and their legal counsel), and, if the Hypothetical Consent Exposure Amount (as defined in the Consents Side Letter) on the Funding Date exceeds $25,000,000, the arrangements as contemplated by Section 1 of the Consents Side Letter and Exhibit B thereto shall have been fully satisfied or other arrangements acceptable to the Requisite Lenders shall have been put in place.

                  (b) The Subsidiary Contribution shall have been consummated in accordance with the terms described on Schedule 3.02(b).

                  (c) The Transaction Documents shall be in full force and effect.

                  (d) The Lender Parties shall be reasonably satisfied with the corporate and legal structure and capitalization of each Loan Party, including the terms and conditions of the charter and bylaws (or other similar organizational documents) and each class of capital stock of each Loan Party and of each agreement or instrument relating to such structure or capitalization, provided that the corporate and legal structure and capitalization of the Loan Parties, to the extent specified in the Information Memorandum or the Base Transaction Documents, are satisfactory to the Lender Parties.

                  (e) The Parent Guarantor shall have received $620,000,000 in gross cash proceeds of the Guaranteed Senior Debt.

                  (f) All Existing Debt identified as "To Be Refinanced" on
         Schedule 4.01(y) (other than any Retained Marriott Bonds) shall have been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished or arrangements therefor satisfactory to the Administrative Agent shall have been made (or, in the case of certain Marriott Bonds, assumed by New Marriott).

                  (g) There shall have occurred no Material Adverse Change since September 12, 1997.

                  (h) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lender Parties (including the fees and expenses of counsel to the Administrative Agent) due on or before the Funding Date, to the extent invoiced at least two Business Days prior to the Funding Date.

                  (i) All governmental authorizations, and material consents, approvals and authorizations of, and notices and filings to or with, and other actions by, any other Person necessary in connection with the Transaction, any of the Loan Documents or the Related Documents or any transactions contemplated thereby, other than (i) filings and recordings under, or with respect to the Collateral under, the Loan Documents, (ii) governmental authorizations, and consents, approvals, authorizations, notices, filings and other actions, described on
         Schedule 4.01(d) hereto, (iii) third party consents and approvals that have not been obtained that relate to Indemnified Consent Exposure and
         (iv) consents, approvals, authorizations, notices, filings and other actions the absence of which would not reasonably be expected to have a Material Adverse Effect, shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender Parties) and shall remain in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any competent authority.

                  (j) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 4.01(i) (the "Disclosed Litigation").

                  (k) The Administrative Agent shall have received on or before the Funding Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                    (i) The Notes payable to the order of the Lenders.

                    (ii) Certified copies of the resolutions of the Board of
            Directors of the Borrower, the Parent Guarantor and each other Loan Party approving the Transaction, this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action (including shareholder approval) and governmental approvals and consents, if any, with respect to the Transaction, this Agreement, the Notes, each other Loan Document and each Related Document.

                    (iii) A copy of the charter (or similar organizational
            document) of the Borrower, the Parent Guarantor and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the Funding Date) by the Secretary of State of the jurisdiction of its incorporation (or similar governmental authority) as being a true and correct copy thereof.

                    (iv) A copy of a certificate of the Secretary of State (or similar governmental authority) of the jurisdiction of its incorporation, dated reasonably near the Funding Date, listing the charter (or similar organizational document) of the Borrower, the Parent Guarantor and each other Loan Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Borrower's, the Parent Guarantor's or such other Loan Party's charter (or similar organizational document) on file in the office of such Secretary of State, (B) the Borrower, the Parent Guarantor and each other Loan Party have paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (C) the Borrower, the Parent Guarantor and each other Loan Party are duly incorporated and in good standing under the laws of the jurisdiction of its incorporation.

                    (v) A copy of a certificate of the Secretary of State of the
            State of Delaware certifying as to the filing and acceptance of the certificate of merger in respect of the Merger, or other confirmation of such filing satisfactory to the Arrangers.

                    (vi) A certificate of the Borrower, the Parent Guarantor and each other Loan Party, signed on behalf of the Borrower, the Parent Guarantor and such other Loan Party by any two of its chief executive officer, chief financial officer, chief accounting officer, president, secretary, any vice president or any assistant secretary, dated the Funding Date, certifying as to (A) the absence of any amendments to the charter (or similar organizational document) of the Borrower, the Parent Guarantor or such other Loan Party since the date of the Secretary of State's (or similar governmental authority's) certificate referred to in Section 3.02(k)(iv), other than, to the extent applicable, (x) the filing of the certificate of merger referred to in Section 3.02(k)(v) and (y) the filing of an amendment to the certificate of incorporation of the Parent Guarantor, in the form attached thereto, on the Funding Date, (B) a true and correct copy of the bylaws (or similar organizational document) of the Borrower, the Parent Guarantor and such other Loan Party as in effect on the Funding Date, (C) the due incorporation and good standing of the Borrower, the Parent Guarantor and such other Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of the Borrower, the Parent Guarantor or such other Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Funding Date (other than any such representation or warranty that is limited to a particular date or dates, as to which the truth of such representation or warranty is as of such date or dates) and (E) the absence of any Default at the time of, or immediately after giving effect to, the Initial Extension of Credit.

                    (vii) A certificate of the Secretary or an Assistant
            Secretary of the Borrower, the Parent Guarantor and each other Loan Party certifying the names and true signatures of the officers of the Borrower, the Parent Guarantor and such other Loan Party authorized to sign this Agreement, the Notes and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                    (viii) A security agreement in substantially the form of
            Exhibit D (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Borrower and each Subsidiary Guarantor, together with:

                      (A) certificates representing the Pledged Shares referred
                to therein accompanied by undated stock powers executed in blank,

                      (B) duly executed financing statements (Form UCC-1 or a
                comparable form), in suitable form for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the liens and security interests created under the Security Agreement and the priority thereof,

                      (C) completed requests for information, dated on or before the Funding Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower or any other Loan Party as debtor, together with copies of such other financing statements,

                      (D) duly executed termination statements (Form UCC-3 or a
                comparable form) or the equivalent thereof in suitable form for filing under the Uniform Commercial Code of all jurisdictions that may be necessary or that the Administrative Agent may reasonably deem desirable in order to terminate or amend existing liens on and security interests in the Collateral described in the Security Agreement (other than liens and security interests permitted to continue under the terms of the Security Agreement), duly executed by the appropriate secured party, and

                      (E) evidence that all other action that the Administrative
                Agent may reasonably deem necessary or desirable in order to perfect the liens and security interests created under the Security Agreement and the priority thereof has been taken or arrangements reasonably satisfactory to the Administrative Agent for the taking thereof have been made.

                    (ix) A copy of a ruling issued by the Internal Revenue
            Service to the effect that the Spinoff will qualify as a tax-free reorganization under Section 368(a)(1)(D) of the Internal Revenue Code and a tax-free distribution under Section 355 of the Internal Revenue Code to the holders of the stock of the Parent Guarantor.

                    (x) Satisfaction of the Lender Parties and counsel for the
            Administrative Agent with respect to the tax treatment of the Borrower's debt as debt and not equity and the deductibility of interest thereunder.

                    (xi) Evidence that Sodexho owns, directly or indirectly, not less than 40.01% of the voting stock of the Parent Guarantor.

                    (xii) A copy of the fairness opinion with respect to the
            Transaction issued to the Board of Directors of the Parent Guarantor by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                    (xiii) A guaranty in substantially the form of Exhibit E (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor.

                    (xiv) A pledge agreement in substantially the form of
            Exhibit F (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Pledge Agreement"), duly executed by the Parent Guarantor together with:

                      (A) certificates representing the Pledged Shares referred
                to therein, accompanied by undated stock powers, duly executed in blank,

                      (B) duly executed financing statements (Form UCC-1 or a
                comparable form), in suitable form for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the liens and security interests created under the Pledge Agreement and the priority thereof,

                      (C) completed requests for information, dated on or before the Funding Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Parent Guarantor as debtor, together with copies of such other financing statements, and

                      (D) duly executed termination statements (Form UCC-3 or a
                comparable form) or the equivalent thereof in suitable form for filing under the Uniform Commercial Code of all jurisdictions that may be necessary or that the Administrative Agent may reasonably deem desirable in order to terminate or amend existing liens on and security interests in the Collateral described in the Pledge Agreement (other than liens and security interests permitted to continue under the terms of the Pledge Agreement), duly executed by the appropriate secured party.

                    (xv) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties (it being understood that the Base Transaction Documents are satisfactory to the Lender Parties and their legal counsel), together with all agreements, instruments and other documents delivered in connection therewith.

                    (xvi) Certified copies of each contract with Sodexho listed on Schedule 4.01(aa), duly executed by the parties thereto.

                    (xvii) A copy of the solvency opinion with respect to the
            Parent Guarantor after giving effect to the Transaction and the other transactions contemplated hereby, from American Appraisal Associates, Inc.

                    (xviii) Evidence of insurance complying with the provisions of Section 5.01(d).

                    (xix) A duly completed and executed Notice of Borrowing for each Advance to be made on the Funding Date.

                    (xx) An opinion of Davis Polk & Wardwell, counsel for the
            Borrower, the Parent Guarantor and each other Loan Party in substantially the form of Exhibit G-1 hereto and as to such other matters as the Required Lenders through the Administrative Agent may reasonably request.

                    (xxi) An opinion of Robert A. Stern, Esq., General Counsel for the Borrower, the Parent Guarantor and each other Loan Party, in substantially the form of Exhibit G-2 hereto and as to such other matters as the Required Lenders through the Administrative Agent may reasonably request.

                    (xxii) An opinion of Ober, Kaler, Grimes & Shriver, a
            Professional Corporation, Maryland counsel to the Loan Parties, in substantially the form of Exhibit G-3 hereto and as to such other matters as the Required Lenders through the Administrative Agent may reasonably request.

                    (xxiii) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                  SECTION 3.03. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Banks to issue Letters of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the conditions precedent that,

                  (a) on the date of such Borrowing or issuance or renewal, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit, shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                    (i) the representations and warranties contained in each
            Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing and the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty is limited to a particular date or dates, in which case such representation or warranty was true on and as of such date or dates;

                    (ii) no event has occurred and is continuing, or would
            result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

                  (b) the Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02(a), a Notice of Issuance in accordance with Section 2.03(a) or, except in the case of an automatic renewal pursuant to a Letter of Credit referred to in Section 2.01(c)(ii), a Notice of Renewal in accordance with Section 2.01(c).

                  SECTION 3.04. Determinations Under Section 3.02. For purposes of determining compliance with the conditions specified in Section 3.02, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower and the Parent Guarantor. Each of the Borrower and the Parent Guarantor hereby represents and warrants (i) in the case of clauses (a), (c)(i), (c)(ii)(w),
(c)(ii)(x), (d) (but only insofar as clauses (c)(ii)(x) and (d) relate to the execution and delivery, but not the performance, of this Agreement) and (e) to the extent that such clauses relate to the Borrower and the Parent Guarantor (but not to any other Loan Party) and to this Agreement (but not to any other Loan Document) and are not expressly limited to another particular date or dates, on the date hereof and, except to the extent expressly limited to a particular date or dates, on each date thereafter on which such representation or warranty is made or deemed made hereunder and (ii) in the case of such clauses and all other clauses of this Section 4.01, except to the extent expressly limited to another particular date or dates, on the Funding Date (after giving effect to the Transaction) and on each date thereafter on which such representation or warranty is made or deemed made hereunder, as follows:

                  (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify, be in good standing or be licensed, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority, and all governmental licenses, permits and other approvals (except for the absence of certain third-party consents and approvals that result in Indemnified Consent Exposure), necessary to own or lease and operate its properties and to carry on its business as now conducted, and as proposed to be conducted except any such power, authority, license, permit or approval the failure to have which would not reasonably be capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Persons and in the amounts specified on Schedule 4.01(a) free and clear of all Liens, except those created under the Collateral Documents.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list, as of the Funding Date (after giving effect to the Transaction), of all Subsidiaries, including all Substantial Subsidiaries, showing, as of the Funding Date (after giving effect to the Transaction), as to each such Substantial Subsidiary, the correct legal name thereof, the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the Funding Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by each Loan Party on the Funding Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Funding Date. As of the Funding Date, all of the outstanding capital stock of all of such Substantial Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by the person indicated on such Schedule 4.01(b), free and clear of all Liens, except those created under the Loan Documents and those permitted under Section 5.02(a). Each such Substantial Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify, be in good standing or be licensed would not reasonably be expected to have a Material Adverse Effect and
         (iii) has all requisite corporate power and authority, and all governmental licenses, permits and other approvals necessary to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except any such power, authority, license, permit or approval the failure to have which would not reasonably be expected to have a Material Adverse Effect.

                  (c) The execution, delivery and performance by each Loan Party of each of this Agreement, the Notes, each other Loan Document to which it is or is to be a party, and the consummation of the Transaction, (i) are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate action, and (ii) do not (w) contravene such Loan Party's charter or bylaws (or other similar organizational documents), (x) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to it the violation of which would reasonably be expected to have a Material Adverse Effect, (y) except for the absence of certain third-party consents and approvals that result in Indemnified Consent Exposure, conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, which conflict, default or breach would reasonably be expected to have a Material Adverse Effect, or (z) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or, except as set forth in clause (y) above, in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or either instrument, the violation or breach of which would reasonably be expected to have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the required priority thereof) or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (w) the authorizations, approvals, actions, notices and filings listed on Part A of Schedule 4.01(d), all of which have been duly obtained, taken, given or made as of the Closing Date and are, as of the Closing Date, in full force and effect (x) the authorizations, approvals, actions, notices and filings listed on Part B of Schedule 4.01(d), all of which will have been (except to the extent indicated on Schedule 4.01(d)) duly obtained, taken, given or made as of the Funding Date and, as of the Funding Date, will be in full force and effect, (y) third-party consents and approvals that have not been obtained that result in Indemnified Consent Exposure and (z) authorizations, approvals, actions, notices and filings the absence of which would not reasonably be expected to have a Material Adverse Effect. As of the Funding Date, all applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (e) This Agreement has been, and each of the Notes and each other Loan Document, when executed and delivered hereunder by each Loan Party party thereto, will be, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes and each other Loan Document when executed and delivered hereunder by each Loan Party party thereto will be, a valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to general equitable principles.

                  (f) The unaudited pro forma combined balance sheet of the Parent Guarantor and its Subsidiaries as of September 12, 1997, and the related unaudited pro forma combined statement of income of the Parent Guarantor and its Subsidiaries for the 36 weeks then ended included in the Proxy Statement, fairly present, subject to the provisions of Regulation S-X of the Securities and Exchange Commission, the pro forma combined financial condition of the Parent Guarantor and its Subsidiaries as at such date and the pro forma combined results of operations of the Parent Guarantor and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction and the other transactions contemplated hereby as if the Transaction and such other transactions had been consummated on such date or at the beginning of such period, respectively, and since September 12, 1997, there has been no Material Adverse Change.

                  (g) The Consolidated forecasted balance sheets and income and cash flow statements of the Parent Guarantor and its Subsidiaries included in the Information Memorandum were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor's reasonable estimate of its future financial performance.

                  (h) The information concerning the Loan Parties contained in the Information Memorandum and the information concerning the Loan Parties contained in the other information, exhibits and reports furnished by the Loan Parties to the Administrative Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents (other than information relating to the non-Foodservice Business), taken as a whole, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading.

                  (i) Except as set forth on Schedule 4.01(i), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that would reasonably be expected to have a Material Adverse Effect.

                  (j) No proceeds of any Advance or drawings under any Letter of Credit will be used in violation of Regulation G, U or X of the Board of Governors of the Federal Reserve System.

                  (k) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a liability of any Loan Party or any ERISA Affiliate that would reasonably be expected to have a Material Adverse Effect.

                  (l) As of the last annual actuarial valuation date, except as would not reasonably be expected to have a Material Adverse Effect, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no adverse change in the funding status of any such Plan since such date.

                  (m) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect.

                  (n) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in any such case, in a manner or to an extent that would reasonably be expected to have a Material Adverse Effect.

                  (o) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106 that would reasonably be expected to have a Material Adverse Effect.

                  (p) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

                  (q) Except to the extent that the same would not reasonably be expected to have a Material Adverse Effect, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or
         (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (r) Except to the extent that the same would not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, slumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

                  (s) Except to the extent that any such disposal would not reasonably be expected to have a Material Adverse Effect, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

                  (t) The Collateral Documents create a valid and perfected security interest in the Collateral, securing the payment of the Secured Obligations, subject to no prior Liens other than as permitted hereunder, and all filings and other actions necessary or desirable to perfect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (u) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all material tax returns (federal, state, local or foreign) required to be filed and has paid (or there has been paid by others) all material taxes shown thereon to be due, together with applicable interest and penalties, other that any such taxes or tax returns in respect of which any Loan Party or any such Subsidiary shall have been indemnified by New Marriott.

                  (v) Neither the Merger nor the Subsidiary Contribution will be taxable to the Parent Guarantor or any of its Subsidiaries.

                  (w) No Loan Party is an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

                  (x) As of the Funding Date, each Loan Party is, individually and together with its Subsidiaries, Solvent.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list, as of the Closing Date, of all items of Existing Debt with a principal amount in excess of $5,000,000 (other than Debt that, following the consummation of the Transaction but without giving effect to the redemption of any Marriott Bonds, will be Debt of New Marriott or any Subsidiary of New Marriott and not Debt of the Parent Guarantor or any of its Subsidiaries) showing as of the date hereof the principal amount outstanding thereunder and showing the aggregate principal amount of all items of such Existing Debt with an outstanding principal amount not in excess of $5,000,000 as of the Closing Date.

                  (z) On the Funding Date, the Borrower and its Subsidiaries own or have the legal right to use the "Sodexho" trade name for a period of ten years following the Funding Date and the "Marriott" trade name for a period of four years following the Funding Date, in each case, subject to the terms and conditions of applicable license agreements, without known conflict with the rights of any other Person.

                  (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list, as of the date of this Agreement and as of the Funding Date, of all contracts entered or to be entered into with Sodexho for the providing of business-related support services, expertise or other assistance to the Borrower or any of its Subsidiaries, under which the annual compensation payable to Sodexho, or the fair market value of the annual services to be provided by Sodexho, exceeds $2,000,000, showing as of the date of this Agreement the parties, subject matter and term thereof. Each such contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified except as permitted under Section 5.02(k), and, except to the extent that any such failure to be in full force and effect, binding or enforceable or any such default would not reasonably be expected to have a Material Adverse Effect, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any such contract by any party thereto.



                                    ARTICLE V

               COVENANTS OF THE BORROWER AND THE PARENT GUARANTOR

                  SECTION 5.01. Affirmative Covenants. From and after the Funding Date (after giving effect to the Transaction), so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each of the Borrower and the Parent Guarantor will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except to the extent that such failure would not reasonably be expected to have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all material taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

                  (c) Compliance with Environmental Laws. Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) conduct, and cause each of its Subsidiaries to conduct, if required under Environmental Laws, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, including, without limitation, on the Funding Date only, the right to use the "Sodexho" trade name for a period of ten years following the Funding Date and the "Marriott" trade name for a period of four years following the Funding Date (subject, in each case, to the terms and conditions of applicable license agreements); provided, however, that the Borrower and its Subsidiaries may consummate the Transaction and any other merger or consolidation permitted under Section 5.02(d) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof would not reasonably be expected to have a Material Adverse Effect.

                  (f) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice and at the expense of the Administrative Agent or such Lender Party, permit the Administrative Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and, subject to prior notice to the Borrower and affording a reasonable opportunity for the Borrower to have its representatives participate therein, with their independent certified public accountants.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (i) Performance of Certain Documents. Perform and observe all of the material terms and provisions of the Tax Agreement, the Indemnity Support Agreement (if the Indemnity Support Agreement has been entered into) and the Consents Side Letter to be performed or observed by it, maintain each such document in full force and effect, enforce each such document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such document such demands and requests for information and reports or for action as the Parent Guarantor or any of its Subsidiaries is entitled to make under such document; provided that this subsection (i) shall only apply to the Consents Side Letter and the Indemnity Support Agreement (if the Indemnity Support Agreement is entered into) for so long as third-party consents as set forth in Exhibit A to the Consents Side Letter with potential liability in excess of $25,000,000 have not been obtained.

                  (j) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it (except for the absence of certain third-party consents and approvals for which the potential liability exposure is indemnified pursuant to the Consents Side Letter and the Indemnity Support Agreement), maintain each such Material Contract in full force and effect (other than such Material Contracts that may be terminated by either party thereto without cause or by the Borrower or the Parent Guarantor with cause), enforce each such Material Contract in accordance with its terms, and cause each of its Subsidiaries to do so except in any case where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (k) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than (i) the Borrower and its Subsidiaries, and (ii) up to an aggregate value of the consideration that would be paid in an arm's-length transaction with a Person not an Affiliate not to exceed $5,000,000 in any Fiscal Year of the Borrower, the Parent Guarantor and its Subsidiaries (other than the Borrower and its Subsidiaries)) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided that (i) the Loan Parties may enter into and perform contracts with Sodexho existing on the Funding Date and any amendments thereof not prohibited by Section 5.02(k), (ii) the Borrower and the Parent Guarantor may make payments, distributions and other transfers, and enter into transactions, permitted under Section 5.02(h), (iii) the Borrower and its Subsidiaries may make payments under the Procurement Contracts Agreement so long as payments made to the Parent Guarantor thereunder do not exceed amounts paid by the Parent Guarantor to parties to the Procurement Contracts and (iv) the Borrower and its Subsidiaries may assume the liabilities of the Parent Guarantor under the Procurement Contracts.

                  (l) Additional Subsidiary Guarantors. The Borrower will cause sufficient of its Subsidiaries to become Subsidiary Guarantors so that, at all times, (i) at least ninety percent (90%) of the Consolidated domestic assets of the Parent Guarantor and its Subsidiaries and ninety percent (90%) of the Consolidated domestic sales of the Parent Guarantor and its Subsidiaries are held by or generated by Subsidiary Guarantors, and (ii) each Subsidiary generating five percent (5%) or more of the total Consolidated domestic sales of the Parent Guarantor and its Subsidiaries or holding five percent (5%) or more of the Consolidated domestic assets of the Parent Guarantor and its Subsidiaries, is a Subsidiary Guarantor; and each Subsidiary that becomes a Subsidiary Guarantor pursuant to this Section 5.01(1) shall become an additional Subsidiary Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional Grantor pursuant to the terms of the Security Agreement, and shall, within 30 days of becoming a Subsidiary Guarantor hereunder, execute and deliver to the Administrative Agent a Subsidiary Guaranty Supplement, a Security Agreement Supplement and such other documents as the Administrative Agent may reasonably deem desirable in order to perfect and protect any Liens granted under the Collateral Documents and the Security Agreement Supplement and to enable the Administrative Agent and the Lenders to exercise and enforce their rights and their remedies under the Loan Documents, in each case, in form reasonably satisfactory to the Administrative Agent.

                  (m) Interest Rate Hedging. Enter into, within 6 months following the Funding Date, and maintain thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent or other fixed rate arrangements (including a fixed rate facility covering the Guaranteed Senior Debt) acceptable to the Administrative Agent (i) covering a notional amount of not less than 45% of the sum of the aggregate outstanding principal balance of each of the Term Facility and the Guaranteed Senior Debt plus $100,000,000, and (ii) having an average life of not less than three years from the date of commencement.

                  SECTION 5.02. Negative Covenants. From and after the Funding Date (after giving effect to the Transaction), so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each of the Borrower and the Parent Guarantor will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent Guarantor or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                    (i) Liens created under the Loan Documents;

                    (ii) Permitted Liens;

                    (iii) Liens existing on the date hereof and, in the case of any such Lien securing any amount in excess of $3,000,000, described on Schedule 5.02(a) hereto;

                    (iv) Liens arising in connection with Capitalized Leases and other Debt permitted under Section 5.02(b)(v); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases or the purchase of which was financed with such Debt;

                    (v) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary of the Parent Guarantor and not created in contemplation of such event;

                    (vi) any Lien on any asset of any corporation existing at
            the time such corporation is merged or consolidated with or into the Parent Guarantor or a Subsidiary of the Parent Guarantor and not created in contemplation of such event;

                    (vii) any Lien existing on any asset prior to the
            acquisition thereof by the Parent Guarantor or a Subsidiary of the Parent Guarantor and not created in contemplation of such acquisition;

                    (viii) Liens on contract rights, accounts receivable arising thereunder and fixed and capital assets used or to be used in connection with the performance thereof securing obligations incurred to finance such fixed or capital assets or investments required under such contracts or obligations to subcontractors, partners or other participants in respect of such contracts, provided that accounts receivable subject to such Liens do not exceed $30,000,000 in aggregate at any one time;

                    (ix) any Lien arising out of the refinancing, extension,
            renewal or refunding of any Debt or other obligation secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt or other obligation is not increased and is not secured by any additional assets;

                    (x) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt and other obligations in an aggregate principal or face amount at any date not to exceed $15,000,000; and

                    (xi) Uniform Commercial Code financing statements (Form
            UCC-1 or other comparable form) signed in connection with operating leases.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                    (i) Debt owed to the Parent Guarantor or to a Subsidiary of the Parent Guarantor incurred in connection with cash management operations in the ordinary course of business;

                    (ii) Debt outstanding on the date hereof and identified as
            "Not To Be Refinanced" on Schedule 4.01(y);

                    (iii) Debt owed to the Borrower or to a wholly owned
            Subsidiary of the Borrower;

                    (iv) Debt under the Loan Documents;

                    (v) Capitalized Leases and Debt incurred or assumed for the purpose of financing all or a part of the cost of acquiring or constructing any fixed or capital asset, not to exceed in the aggregate $50,000,000 at any time outstanding;

                    (vi) in the case of the Parent Guarantor, Debt in respect of the Guaranteed Senior Debt, the Retained Marriott Bonds, the LYONs, the indenture in respect of the LYONs, as the same may be amended from time to time, and the LYONs Allocation Agreement;

                    (vii) Debt incurred to finance capital assets for specific clients in the ordinary course of business in connection with management contracts with such clients;

                    (viii) Debt in respect of obligations secured by Liens
            permitted under Section 5.02(a)(viii);

                    (ix) Debt in respect of Hedge Agreements entered into to
            hedge against currency, interest rate and commodity price risks of the Parent Guarantor and its Subsidiaries arising from the operations and financing of the Parent Guarantor and its Subsidiaries and not for speculative purposes; and

                    (x) other Debt not permitted under clauses (i) through (ix)
            above in an aggregate principal amount outstanding at any time not to exceed $15,000,000.

                  (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (other than Capitalized Leases) having an original term of one year or more other than (i) leases and agreements that would not, in the aggregate, cause the rental obligations (excluding obligations for rent determined on the basis of a percentage of profits, revenues or other similar measures or representing the cost of utilities, taxes, insurance or other similar items under a "net lease" or similar arrangement) of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such leases and agreements to exceed $15,000,000 payable in any period of 12 consecutive months, (ii) operating leases entered into in the ordinary course of business and
         (iii) other operating leases with respect to real and personal property for use in connection with, and directly attributable to, particular food services or facilities management contracts of the Borrower and its Subsidiaries.

                  (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) the Parent Guarantor and its Subsidiaries may consummate the Transaction and (ii) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower provided that the Person formed by such merger or consolidation shall be a Subsidiary of the Borrower in which the Borrower's direct or indirect percentage equity interest is at least as high as the higher, immediately prior to such merger or consolidation, of its percentage equity interests in the two Subsidiaries of the Borrower party to such merger or consolidation and (iii) a Subsidiary of the Borrower may merge with and into the Borrower so long as the Borrower is the surviving entity of such merger.

                  (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any Collateral, any fixed or capital assets other than Collateral, or substantially all assets constituting the business of a division, branch or other unit operation, except:

                    (i) sales in the ordinary course of its business;

                    (ii) leases of equipment in the ordinary course of its
            business;

                    (iii) sales of worn out or obsolete machinery, fixtures,
            equipment and materials;

                    (iv) sales, leases, transfer or other dispositions by the
            Parent Guarantor or any of its Subsidiaries to the Parent Guarantor or any Subsidiaries provided that any such sale, lease, transfer or other disposition by the Borrower or any of its Subsidiaries to the Parent Guarantor or any of its Subsidiaries that is not the Borrower or a Subsidiary of the Borrower shall be subject to Section 5.01(k);

                    (v) in a transaction authorized by subsection (h) of this
            Section;

                    (vi) dispositions of contracts, and associated inventory,
            equipment and accounts receivable, in the ordinary course of business;

                    (vii) in a transaction authorized by subsection (d) of this
            Section;

                    (viii) sales of substantially all assets constituting a
            non-material business line for fair value and for not less than 75% cash provided that such sales are limited to business lines generating no more than $100,000,000 in annual revenues individually for any such business line or $200,000,000 in aggregate annual revenues for all such business lines sold over the term of the Facilities; and

                    (ix) sales of any other capital or fixed assets by the
            Parent Guarantor or any of its Subsidiaries so long as (A) the purchase price paid to the Parent Guarantor or such Subsidiary for each such asset shall be no less than the fair market value of such asset at the time of such sale and (B) not less than 75% of the purchase price for such asset shall be paid to the Parent Guarantor or such Subsidiary solely in cash, provided that the book value of each such asset sold pursuant to this clause (ix) shall not exceed $10,000,000 and the book value of all such assets sold by the Parent Guarantor and its Subsidiaries during the term of the Facilities pursuant to this clause (ix) shall not exceed $30,000,000.

                  (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                    (i) Investments by the Parent Guarantor and its Subsidiaries
            in the Parent Guarantor and its Subsidiaries, provided that any Investment by the Borrower or any of its Subsidiaries in the Parent Guarantor or any of its Subsidiaries that is not the Borrower or a Subsidiary of the Borrower shall be subject to Section 5.01(k);

                    (ii) (A) loans and advances to employees in connection with employee relocation expenses and (B) other loans and advances to employees in the ordinary course of the business of the Parent Guarantor and its Subsidiaries in an aggregate principal amount for all such loans and advances under this subclause (B) not to exceed $3,000,000 at any time outstanding;

                    (iii) Investments by the Parent Guarantor and its
            Subsidiaries in Cash Equivalents;

                    (iv) Investments by the Parent Guarantor and its
            Subsidiaries in Hedge Agreements entered into to hedge against currency, interest rate and commodity price risks of the Parent Guarantor and its Subsidiaries arising from the operations and financing of the Parent Guarantor and its Subsidiaries and not for speculative purposes;

                    (v) Investments consisting of intercompany Debt permitted
            under Section 5.02(b)(iii);

                    (vi) Investments in customers of the Parent Guarantor and
            its Subsidiaries consisting of the acquisition or construction of capital or fixed assets to be used under a contract with such customer for the provision of food services or facilities management services, or the financing thereof;

                    (vii) prepaid commissions, advances, guarantees and other
            contractually obligated payments made to customers in connection with obtaining or performing contracts with such customers in the ordinary course of business;

                    (viii) Investments in joint ventures or partnerships in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; and

                    (ix) Investments not otherwise permitted by the foregoing
            clauses of this Section in an aggregate principal amount not to exceed $15,000,000 at any time outstanding.

                  (g) New Subsidiaries. Create, organize, incorporate or acquire any Subsidiary (any such newly created, organized, incorporated or acquired Subsidiary being a "New Subsidiary"), or permit any of its Subsidiaries to create, organize, incorporate or acquire any New Subsidiary, unless:

                    (i) the conditions of Section 5.01(l) are fully satisfied;
            and

                    (ii) if such New Subsidiary is required under Section
            5.01(l) to become a Subsidiary Guarantor, the capital stock or other ownership interest in such New Subsidiary shall be pledged to the Administrative Agent for the benefit of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents and/or one or more additional pledge agreements (or other similar documents), in form and substance reasonably acceptable to the Lenders.

                  (h) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default under Section 7.01(a) or Section 7.01(f), in each case, without giving effect to any grace periods therein, or any Event of Default shall have occurred and be continuing at the time of any action described in clauses (i), (ii), (iii) and (iv) below or would result therefrom:

                    (i) the Parent Guarantor may:

                      (A) up to the amounts calculated pursuant to clauses
                (ii)(B)(5) and (7), declare and pay dividends or purchase, redeem or retire capital stock with any amounts received from the Borrower pursuant to clauses (ii)(B)(5) and (7), or from any other Subsidiary of the Parent Guarantor pursuant to clause
                (iv); and

                      (B) make payments in respect of the SMS Allocable Payment
                Obligation (as defined in the LYONs Allocation Agreement);

                    (ii) the Borrower may:

                      (A) declare and pay dividends and distributions payable
                only in common stock of the Borrower; and

                      (B) declare and pay cash dividends to its shareholders in
                an amount equal to the sum of:

                         (1) regularly scheduled payments of interest due and
                   payable on the Guaranteed Senior Debt and the Retained Marriott Bonds,

                         (2) to the extent reasonably allocable to the Borrower
                   and its Subsidiaries, payments of current local, state and Federal taxes due and payable by the Parent Guarantor,

                         (3) to the extent reasonably allocable to the Borrower
                   and its Subsidiaries, corporate overhead charges payable by the Parent Guarantor, including, without limitation, legal, accounting and other professional costs, and salary and other compensation expenses for its officers, directors and employees,

                         (4) payments required to be made by the Parent
                   Guarantor under the Transaction Documents and the other agreements listed on Schedule 5.02(h),

                         (5) up to $5,000,000 per year to permit the Parent
                   Guarantor to repurchase, redeem or retire capital stock of the Parent Guarantor or options, warrants or rights in respect thereof acquired pursuant to a stock option or other similar plan or other compensation arrangement from officers, directors and employees of the Parent Guarantor and its Subsidiaries (other than officers, directors or employees of Subsidiaries that are not officers, directors or employees of the Parent Guarantor, the Borrower or any Subsidiary of the Borrower) upon the death, disability, retirement or other termination of such Person as such an officer, director or employee,

                         (6) payments of principal, interest and premium
                   necessary to repay or redeem the Existing Debt (including, without limitation, payments to New Marriott in respect of Marriott Bonds assumed by New Marriott, if any, and payments in respect of the SMS Allocable Payment Obligation (as defined in the LYONs Allocation Agreement)) and fees and expenses in respect thereof, and

                         (7) to the extent the Parent Guarantor has declared
                   dividends in such amount, an amount equal to

                              (x) up to $7,100,000 in the Fiscal Quarter ending
                       on or about November 30, 1998; and

                              (y) for each Fiscal Quarter thereafter, up to 40%
                       (or, if the Leverage Ratio as of the end of the Fiscal Quarter immediately preceding the Fiscal Quarter in which the dividend is paid is less than 4.0:1.0 but not less than 3.0:1.0, 45%) of net income of the Parent Guarantor for the completed Fiscal Quarters of the Fiscal Year in which such dividend is to be paid (or, in the case of a dividend to be paid in the first Fiscal Quarter of any Fiscal Year, of the Fiscal Year prior to the Fiscal Year in which such dividend is to be paid) less such dividends paid during the previous Fiscal Quarters of such Fiscal Year (or, in the case of a dividend to be paid in the first Fiscal Quarter of any Fiscal Year, the prior Fiscal
                       Year), other than, in any such case, the first Fiscal Quarter of the Fiscal Year with respect to which such computation is made, provided that the Borrower may declare and pay dividends to its shareholders without limitation if the Leverage Ratio as of the end of the Fiscal Quarter immediately preceding the Fiscal Quarter in which the dividend is paid is less than 3.0:1.0;

                       provided, however, that dividends declared and paid by the Borrower during the immediately preceding four Fiscal Quarters ending on or about August 31, 1999 pursuant to this clause (7) shall not exceed 40% of the net income of the Parent Guarantor for such four Fiscal Quarters;

                           (iii) any Subsidiary of the Borrower may declare and
                  pay cash dividends to the Borrower or pro rata to the holders of its capital stock; and

                           (iv) any Subsidiary of the Parent Guarantor (other
                  than the Borrower and its Subsidiaries) may declare and pay dividends to the Parent Guarantor or pro rata to the holders of its capital stock.

                  (i) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business from that described in the Proxy Statement for the Parent Guarantor and its Subsidiaries and extensions thereof into new markets, services and product areas in related businesses.

                  (j) Fiscal Year Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in its Fiscal Year (other than changing its Fiscal Year end to August 31).

                  (k) Amendment of Certain Sodexho Contracts. Cancel or terminate any material contracts entered into with Sodexho for the providing of business related support services, expertise or other assistance to the Borrower or any of its Subsidiaries or consent to or accept any cancellation or termination thereof, amend or otherwise modify any such contract or give any consent, waiver or approval thereunder, waive any default under or breach of any such contract, agree in any manner to any other amendment, modification or change of any term or condition of any such contract or take any other action in connection with any such contract that would materially impair the value of the interest or rights of the Borrower thereunder or that would materially impair the interest or rights of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, except that such contracts may be amended, waived or modified with the consent of the independent directors of the Parent Guarantor; provided that the fees payable to Sodexho under such contracts (excluding guarantee fees) do not exceed 0.3% of gross annual revenues of the Parent Guarantor and its Consolidated Subsidiaries in any Fiscal Year.

                  (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than in favor of the Secured Parties except for (i) any such restrictions imposed in the Guaranteed Senior Debt Credit Agreement, (ii) any such restrictions imposed in lease agreements with respect to the property or equipment leased thereunder and (iii) any such restrictions imposed in purchase money financing agreements with respect to property financed thereunder; provided in each case that such restrictions do not extend to any asset other than the asset leased or financed under such agreement.

                  (m) Capital Expenditures. Make, or commit to make, or permit any of its Subsidiaries to make, or commit to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures and commitments therefor made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period; provided that the limitations on Capital Expenditures set forth in this subsection (n) shall not apply at any time after the Leverage Ratio is less than 3.0:1.0.

           Period Ending August 31,                           Amount
           ------------------------                           ------
           1998 (stub period)                                 $60,000,000
           1999 and thereafter (12-month period)              $100,000,000

                  SECTION 5.03. Reporting Requirements. From and after the Funding Date, so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each of the Borrower and the Parent Guarantor (as the case may be) will furnish to the Lender Parties:

                  (a) Default Notice. As soon as possible and in any event within five Business Days after a Responsible Officer of the Borrower or the Parent Guarantor has knowledge of the occurrence of a Default continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year (except that the first quarterly statements may be delivered within 90 days after the end of the relevant quarter), (i) a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such quarter, a Consolidated statement of income of the Parent Guarantor and its Subsidiaries for such Fiscal Quarter and for the portion of the Parent Guarantor's Fiscal Year ending at the end of such quarter and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the portion of the Parent Guarantor's Fiscal Year ending at the end of such quarter, and (ii) an unconsolidated balance sheet of the Borrower as of the end of such quarter, an unconsolidated statement of income of the Borrower for such Fiscal Quarter and the portion of the Borrower's Fiscal Year ending at the end of such quarter and a Consolidated statement of cash flows of the Borrower for the portion of the Borrower's Fiscal Year ending at the end of such quarter, setting forth, in each case, in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end adjustments) by the chief financial officer of the Parent Guarantor or the Borrower (as the case may be) as having been prepared in accordance with GAAP, together, in the case of such financial statements of the Parent Guarantor, with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Sections 5.02(h)(ii)(B)(7) and (m) and Sections 5.04(a) through (d).

                  (c) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a copy of the annual report for such Fiscal Year for the Parent Guarantor and its Subsidiaries, including therein the Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year, reported on by independent public accountants of internationally and nationally recognized standing in a manner acceptable to the Securities and Exchange Commission, and (ii) an unconsolidated balance sheet of the Borrower as of the end of such Fiscal Year and unconsolidated statements of income and cash flows of the Borrower for such fiscal year, together, in the case of such financial statements of the Parent Guarantor, with (A) a certificate of the chief financial officer of the Parent Guarantor stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (B) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.02(h)(ii)(B)(7) and (m) and Sections 5.04(a) through (d).

                  (d) Annual Forecasts. As soon as available and in any event within five months after the beginning of each Fiscal Year of the Parent Guarantor, forecasts prepared by management of the Parent Guarantor, in form satisfactory to the Administrative Agent, of Consolidated balance sheets, statements of income and cash flows of the Parent Guarantor and its Subsidiaries on an annual basis for the Fiscal Year following such Fiscal Year then ended and for each Fiscal Year thereafter until the Termination Date, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and form satisfactory to the Administrative Agent, together with management's strategic discussion and analysis thereof. Any forecasts or other information provided pursuant to this Section to any Lender Party shall be Confidential Information subject to the provisions of Section 9.10.

                  (e) ERISA Events and ERISA Reports. (i) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would reasonably be expected to have a Material Adverse Effect, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA in connection with a related event or condition that would reasonably be expected to have a Material Adverse Effect, a copy of such records, documents and information.

                  (f) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan that would reasonably be expected to have a Material Adverse Effect.

                  (g) Plan Annual Reports. Promptly and in any event within 10 days after request of the Administrative Agent therefor, copies of each Schedule B (Actuarial Information) to the most recently filed annual report (Form 5500 Series) with respect to each Plan.

                  (h) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

                  (i) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(i), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(i).

                  (j) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Parent Guarantor sends to its stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (k) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect.

                  (l) Other Information. Such other information respecting the business, financial condition, results of operations, or prospects of the Borrower and its Subsidiaries as any Lender Party (through the Administrative Agent) may from time to time reasonably request.

                  SECTION 5.04. Financial Covenants. On and after the Funding Date, so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will:

                  (a) Net Worth. Maintain, at the end of each three-month fiscal period of the Parent Guarantor ending nearest to the last day of each of the months set forth below, an excess of Consolidated Shareholders' Equity plus the outstanding principal balance of the Guaranteed Senior Debt of not less than the amount set forth below, for such month (plus or minus, as the case may be, for each such amount set forth below, the amount by which Consolidated goodwill and intangible assets of the Parent Guarantor resulting from the consummation of the Transaction is greater or less than $352,100,000) (provided that this Section 5.04(a) shall not apply in respect of any month set forth below the last day of which occurs prior to the Funding Date):

  Fiscal                                   Fiscal
Quarter End          Amount              Quarter End              Amount
-----------          ------              -----------              ------
May, 1998          $ 25,000,000         May, 2001               $125,000,000
August, 1998       $ 25,000,000         August, 2001            $200,000,000
November, 1998     $ 25,000,000         November, 2001          $200,000,000
February, 1999     $ 25,000,000         February, 2002          $200,000,000
May, 1999          $ 25,000,000         May, 2002               $200,000,000
August, 1999       $ 75,000,000         August, 2002            $275,000,000
November, 1999     $ 75,000,000         November, 2002          $275,000,000
February, 2000     $ 75,000,000         February, 2003          $275,000,000
May, 2000          $ 75,000,000         May, 2003               $275,000,000
August, 2000       $125,000,000         August, 2003            $375,000,000
November, 2000     $125,000,000         November, 2003          $375,000,000
February, 2001     $125,000,000         February, 2004          $375,000,000

                  (b) Interest Expense Coverage Ratio. Maintain, at the end of each three-month fiscal period of the Parent Guarantor ending nearest to the last day of each of the months set forth below, a ratio of Consolidated EBITDA to Consolidated Interest Expense for the immediately preceding four Fiscal Quarters (or, in the case of any Fiscal Quarter ending less than 12 months after the Funding Date, such number of full Fiscal Quarters commencing on or after the Funding Date as shall have ended on such date), in each case, of the Parent Guarantor and its Subsidiaries, of at least the ratio set forth below for such month (provided that this Section 5.04(b) shall not apply in respect of any month set forth below the last day of which occurs less than one full Fiscal Quarter after the Funding Date);

Fiscal                                       Fiscal
Quarter End             Ratio               Quarter End                Ratio
-----------             -----               -----------                -----

May, 1998              2.00:1.0            May, 2001                  3.25:1.0
August, 1998           2.00:1.0            August, 2001               3.75:1.0
November, 1998         2.50:1.0            November, 2001             3.75:1.0
February, 1999         2.50:1.0            February, 2002             3.75:1.0
May, 1999              2.50:1.0            May, 2002                  3.75:1.0
August, 1999           2.75:1.0            August, 2002               4.00:1.0
November, 1999         2.75:1.0            November, 2002             4.00:1.0
February, 2000         2.75:1.0            February, 2003             4.00:1.0
May, 2000              2.75:1.0            May, 2003                  4.00:1.0
August, 2000           3.25:1.0            August, 2003               4.00:1.0
November, 2000         3.25:1.0            November, 2003             4.00:1.0
February, 2001         3.25:1.0            February, 2004             4.00:1.0

                  (c) Fixed Charge Coverage Ratio. Maintain, at the end of each three-month fiscal period of the Parent Guarantor ending nearest to the last day of each month set forth below, a ratio of Consolidated EBITDA for the immediately preceding four Fiscal Quarters less (i) Capital Expenditures made during the immediately preceding four Fiscal Quarters less (ii) dividends paid by the Parent Guarantor during the immediately preceding four Fiscal Quarters, to the sum of (i) Consolidated Interest Expense for the immediately preceding four Fiscal Quarters plus (ii) Scheduled Amortization Payments for the immediately preceding four Fiscal Quarters, of not less than the ratio set forth below for such month (provided that this Section 5.04(c) shall not apply in respect of any month set forth below the last day of which occurs less than one year after the Funding Date):

Fiscal                                       Fiscal
Quarter End             Ratio               Quarter End                Ratio
-----------             -----               -----------                -----
February, 1999         1.00:1.0            November, 2001             1.25:1.0
May, 1999              1.10:1.0            February, 2002             1.25:1.0
August, 1999           1.15:1.0            May, 2002                  1.25:1.0
November, 1999         1.25:1.0            August, 2002               1.25:1.0
February, 2000         1.25:1.0            November, 2002             1.25:1.0
May, 2000              1.25:1.0            February, 2003             1.25:1.0
August, 2000           1.25:1.0            May, 2003                  1.25:1.0
November, 2000         1.25:1.0            August, 2003               1.25:1.0
February, 2001         1.25:1.0            November, 2003             1.25:1.0
May, 2001              1.25:1.0            February, 2004             1.25:1.0
August, 2001           1.25:1.0

                  (d) Cash Flow Leverage Ratio. Maintain, at the end of each three month fiscal period of the Parent Guarantor ending nearest the last day of each month set forth below, a Leverage Ratio of not more than the ratio set forth below for such month (provided that this Section 5.04(d) shall not apply in respect of any month set forth below the last day of which occurs less than one year after the Funding
         Date):

Fiscal                                       Fiscal
Quarter End             Ratio               Quarter End                Ratio
-----------             -----               -----------                -----
February, 1999         5.25:1.0            November, 2001             3.25:1.0
May, 1999              5.25:1.0            February, 2002             3.25:1.0
August, 1999           4.50:1.0            May, 2002                  3.25:1.0
November, 1999         4.50:1.0            August, 2002               2.75:1.0
February, 2000         4.50:1.0            November, 2002             2.75:1.0
May, 2000              4.50:1.0            February, 2003             2.75:1.0
August, 2000           3.75:1.0            May, 2003                  2.75:1.0
November, 2000         3.75:1.0            August, 2003               2.50:1.0
February, 2001         3.75:1.0            November, 2003             2.50:1.0
May, 2001              3.75:1.0            February, 2004             2.50:1.0
August, 2001           3.25:1.0

                  SECTION 5.05. Maintenance of Separate Corporate Existence. On and after the Funding Date, so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each of the Borrower and the Parent Guarantor will comply with the following covenants, as applicable:

                  (a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, books, records and accounts that are separate from the books, records and accounts of the Parent Guarantor such that:
         (i) the revenues of the Borrower and its Subsidiaries will be credited to the accounts of the Borrower and its Subsidiaries only; (ii) all expenses incurred by the Borrower and its Subsidiaries shall be borne by the Borrower and its Subsidiaries; (iii) only officers and employees of the Borrower and its Subsidiaries shall have the authority to make disbursements with respect to the accounts of the Borrower and its Subsidiaries; and (iv) there shall occur no material sharing of accounts or funds between the Borrower and its Subsidiaries, on the one hand, and the Parent Guarantor, on the other hand.

                  (b) The Borrower will issue separate unaudited financial statements from the financial statements of the Parent Guarantor, prepared not less frequently than quarterly and prepared in accordance with GAAP.

                  (c) The Borrower will conduct its affairs strictly in accordance with its certificate of incorporation and its bylaws and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

                  (d) The Borrower will not assume or guarantee any of the liabilities of the Parent Guarantor except (i) liabilities under the Procurement Contracts or (ii) as contemplated by the Procurement Contracts Agreement.

                  (e) All financial statements of the Parent Guarantor that are filed with the Securities and Exchange Commission or any other governmental department, authority, instrumentality, office, agency or official, distributed on an annual or quarterly basis to any shareholders or creditors of any of them, or of any of their Subsidiaries or affiliates, or otherwise publicly distributed, disseminated or released, shall include a note clearly stating that the Borrower is a separate corporate entity with separate assets and creditors.

                                   ARTICLE VI

                                 PARENT GUARANTY

                  SECTION 6.01. Parent Guaranty. The Parent Guarantor hereby unconditionally and irrevocably guarantees (the undertaking by the Parent Guarantor under this Article VI being the "Parent Guaranty") the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Parent Guaranty. Without limiting the generality of the foregoing, the Parent Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

                  SECTION 6.02. Parent Guaranty Absolute. The Parent Guarantor guarantees, to the fullest extent permitted under applicable law, that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of the Parent Guarantor under this Parent Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Parent Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of the Parent Guarantor under this Parent Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Parent Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto as against any other Loan Party;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of any Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to the Borrower or the Parent Guarantor any information relating to the business, financial condition, results of operations or prospects of any other Loan Party now or in the future known to any Secured Party (the Parent Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or

                  (g) any other circumstance (including, without limitation, to the extent permitted under applicable law, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Parent Guarantor or any other guarantor or surety.

This Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  SECTION 6.03. Waivers and Acknowledgments. (a) The Parent Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Parent Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

                  (b) The Parent Guarantor hereby waives any right to revoke this Parent Guaranty, and acknowledges that this Parent Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) The Parent Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this
Section 6.03 are knowingly made in contemplation of such benefits.

                  (d) The Parent Guarantor has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Parent Guaranty, and the Parent Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, financial condition, results of operations and prospects of such other Loan Parties.

                  SECTION 6.04. Subrogation. The Parent Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Parent Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Parent Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Parent Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Parent Guaranty thereafter arising. If (i) the Parent Guarantor shall make payment to the Administrative Agent or any other Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the other Secured Parties will, at the Parent Guarantor's request and expense, execute and deliver to the Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Parent Guarantor.

                  SECTION 6.05. Continuing Guaranty; Assignments. This Parent Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty and the Termination Date,
(b) be binding upon the Parent Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07.

                  SECTION 6.06. Scope of Limited Recourse Liability. All claims of the Administrative Agent or any of the other Secured Parties for any of the Guaranteed Obligations or any of the representations, covenants or other agreements of the Parent Guarantor contained in this Agreement or any of the other Loan Documents to which the Parent Guarantor is or is to be a party, except as otherwise provided in Section 6.04 above, shall be limited to the Collateral (as defined in Section 1 of the Pledge Agreement) of the Parent Guarantor; provided, however, that nothing contained in this Section 6.06 shall impair in any way the validity of the Indebtedness evidenced by this Agreement, the Notes or any of the other Loan Documents or shall affect or impair in any way the ability of the Administrative Agent or any of the other Secured Parties to exercise or enforce any of their respective rights and remedies in and to the Collateral (as defined in Section 1 of the Pledge Agreement) or in and to any other collateral that may secure the Obligations of any of the Loan Parties under or in respect of the Loan Documents. The Administrative Agent and each Secured Party hereby agrees, to the fullest extent permitted under applicable law, that in any proceeding under the Bankruptcy Code in respect of the Parent Guarantor it will, to the extent available, make an election under Section 1111(b) of the Bankruptcy Code to be treated as fully secured by the Collateral (as defined in Section 1 of the Pledge Agreement).

                  SECTION 6.07. Replacement of Guaranteed Senior Debt. The Parent Guarantor hereby agrees not to refinance or replace the Guaranteed Senior Debt with other Debt, except Debt (i) in an aggregate principal amount not to exceed $650,000,000 and (ii) containing terms at least as favorable to the Parent Guarantor (taken as a whole), including maturity date, interest rate, and restrictive covenants, as those of the Guaranteed Senior Debt Credit Agreement, provided that the net proceeds received from such replacement Debt in excess of
(A) in the case of replacement Debt other than Debt incurred on the Funding Date in place of the incurrence of Debt under the Guaranteed Senior Debt Credit Agreement ("Alternate Guaranteed Senior Debt"), the outstanding principal amount of the Guaranteed Senior Debt, accrued interest thereon and fees and expenses payable in connection with the incurrence of such replacement Debt or (B) in the case of Alternate Guaranteed Senior Debt, $620,000,000 shall be applied to prepay the Term Advances in a Group or Groups of Term Advances. Each such prepayment shall be applied pro rata to the Term Advances of the several Lenders included in such Group or Groups and shall reduce pro rata the remaining principal installments set forth in Section 2.04(a).

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing (i) from and after the date of this Agreement, in the case of clauses (a) and (f) below and (ii) from and after the Funding Date, for all clauses of this Section 7.01:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement (i) contained in Section 2.14, 5.01(e) (in respect of maintaining the existence of the Borrower only), 5.01(k) or
         (l), 5.02, 5.03(a) or 5.04 or (ii) contained in Section 5.01(f) or 5.03(b) through (1) if such failure shall remain unremedied for 5 Business Days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

                  (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

                  (e) any Loan Party or any Substantial Subsidiary shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount of at least $25,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Substantial Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) the Borrower or any Substantial Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Substantial Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against any Loan Party or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against any Loan Party or any Subsidiary that would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any material provision of any Collateral Document or any provision of any other Loan Document after delivery thereof pursuant to
         Section 3.02 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document after delivery thereof pursuant to
         Section 3.02 or 5.01(l) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien on and security interest in (with the priority purported to be created thereby) a material portion of the Collateral purported to be covered thereby; or

                  (k) Sodexho shall at any time for any reason cease to be the record and beneficial owner, directly or indirectly, of at least 40.01% of the shares of capital stock of the Parent Guarantor; or

                  (l) the Parent Guarantor shall at any time for any reason cease to be the record and beneficial owner of 100% of the shares of capital stock of the Borrower; or

                  (m) (i) any Person or two or more Persons acting in concert (other than Sodexho and its Subsidiaries and Affiliates of Sodexho that control Sodexho and Persons controlled by a Person who controls Sodexho) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Parent Guarantor (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Parent Guarantor or (ii) any Person or two or more Persons acting in concert (other than Sodexho and its Subsidiaries and Affiliates of Sodexho that control Sodexho and Persons controlled by a Person who controls Sodexho) shall have acquired, by contract or otherwise, control over Voting Stock of the Parent Guarantor (or other securities convertible into such securities) representing 50% or more of the combined voting power of all Voting Stock of the Parent Guarantor; or

                  (n) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $25,000,000; or

                  (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000; or

                  (p) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $25,000,000, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreements be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 7.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
7.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding to be held as cash collateral for the payment of all Obligations in respect of such Letters of Credit. If at any time the Administrative Agent determines that any funds so held are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional collateral, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held as collateral that the Administrative Agent determines to be free and clear of any such right and claim.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  SECTION 8.01. Authorization and Action. (a) Each Lender Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  (b) The Arrangers shall have no powers or discretion under this Agreement or any of the other Loan Documents and each of the Lender Parties hereby acknowledges that the Arrangers have no liability under this Agreement or under any of the other Loan Documents.

                  SECTION 8.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;
(b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. Morgan and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Morgan shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include Morgan in its individual capacity. Morgan and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Morgan were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

                  SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. Indemnification. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 8.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time,
(iii) the Unused Term Commitments of the respective Lender Parties at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 8.05 to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Administrative Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 8.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the Unused Term Commitments of the respective Lender Parties at such time and (d) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 8.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse such Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 8.06. Successor Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with, unless an Event of Default shall have occurred and be continuing, the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent with, unless an Event of Default shall have occurred and be continuing, the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, which shall be a commercial bank organized under, or having a branch authorized to operate under, the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by the Requisite Lenders, waive any of the conditions specified in Section 3.01 or 3.02, (b) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (ii) reduce or limit the obligations of the Guarantors under Section 6.01 or, except as expressly permitted under the Subsidiary Guaranty, Section 1 of the Subsidiary Guaranty or otherwise limit the Guarantors' liability with respect to the Obligations owing to the Administrative Agent and the Lender Parties, except as expressly permitted therein, (iii) except as expressly permitted hereunder or under the Collateral Documents, release any material portion of the Collateral in any transaction or series of related transactions, or (iv) amend this Section 9.01 and (c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term Facility or Revolving Credit Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, or (iii) postpone any date fixed under Section 2.04 for any payment of principal of or fixed under Section 2.06 or 2.07 for any payment of any interest on, the Notes held by such Lender or fixed under Section 2.08 for payment of any fees payable hereunder to such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Banks under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

                  SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered:

if to the Borrower or the Parent Guarantor:

             10400 Fernwood Road
             Bethesda, Maryland 20817
             Attention:  Robert A. Stern, General Counsel
             Telecopy number:  (301) 380-1092

with a copy to:

             Robert Drury, Treasurer
             Sodexho Marriott Operations, Inc.
             10400 Fernwood Road
             Bethesda, Maryland 20817
             Telecopy number:  (301) 380-2474

and:

             Davis Polk & Wardwell
             450 Lexington Avenue
             New York, New York 10017
             Attention:  Lawrence E. Wieman, Esq.
             Telecopy number:  (212) 450-4800

if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and

if to the Administrative Agent:

             Morgan Guaranty Trust Company of New York
             60 Wall Street
             New York, New York 10260-0060
             Attention: Cynthia C. Whaley
             Telecopy number: (212) 648-5336

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be effective (i) if given by telecopy, when transmitted to the telecopy number referred to in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address referred to in this Section, except that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) pursuant to a written budget mutually satisfactory to the Borrower and the Arrangers (it being understood that such budget is not a maximum cap on any expenses payable by the Borrower specified in this Section 9.04, or otherwise), all reasonable costs and expenses of the Administrative Agent and the Arrangers in connection with the preparation, execution, delivery, administration, modification, waiver and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent and the Arrangers with respect thereto, with respect to advising the Administrative Agent and the Arrangers as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of their Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) after the occurrence of an Event of Default, all reasonable costs and expenses of the Administrative Agent, the Arrangers and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Arrangers and each Lender Party with respect thereto).

                  (b) Subject to the limitations set forth in Section 6.06, each of the Borrower and the Parent Guarantor agrees to indemnify and hold harmless the Administrative Agent, each Arranger, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of any investigation, litigation or proceeding or preparation of a defense in connection therewith arising out of or relating to (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each of the Borrower and the Parent Guarantor also agrees not to assert any claim against the Administrative Agent, any Arranger, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for consequential damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense (but excluding loss of margin after the date of such payment or conversion) incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the Parent Guarantor contained in Sections 2.10 (with respect to the Borrower) and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  (f) The Lender Parties acknowledge that (i) prior to the Funding Date, the obligations of the Borrower for costs, expenses, fees and indemnification under or in connection with this Agreement shall be the responsibility of Sodexho and the Parent Guarantor pursuant to the terms of the Commitment Letter dated November 26, 1997 entered into by such parties with Morgan and the Arrangers and (ii) all amounts due and payable by the Borrower prior to the Funding Date (including pursuant to Section 3.01(b)) shall be advanced by Sodexho; provided that nothing contained in this paragraph (f) shall limit the liability of the parties hereto as set forth in the terms of said Commitment Letter.

                  SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

                  SECTION 9.06. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Parent Guarantor, the Administrative Agent, each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment or Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $15,000,000 (or $5,000,000, in the case of an assignment to an existing Lender),
(iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within 15 Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in an amount equal to the Commitment or after the Funding Date in the case of the Term Facility, the sum of the principal amount of Term Advances and the Unused Term Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or a portion of the principal amount of its outstanding Term Advances under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment or portion of such Advances retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

                  (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that
(i) no Letter of Credit Commitment shall be less than $20,000,000 following such assignment and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (g) No assignee, participant or other transferee of any Lender Party's rights shall be entitled to receive any greater payment under Section
2.10 or 2.12 than such Lender Party would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 2.10 or 2.12 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (h) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights, obligations, or rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed under Section 2.04 for any payment of principal of, or fixed under Section 2.06 or 2.07 for any payment of interest on, the Notes or fixed under Section 2.08 for any payment of any fees payable hereunder, in each case to the extent subject to such participation.

                  (i) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from such Lender Party in accordance with Section
9.10 hereof.

                  (j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.09. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 9.10. Confidentiality. (a) Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (i) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors who need to know such Confidential Information in connection with the Administrative Agent's or such Lender Party's evaluation or administration of the Facilities and to actual or prospective Eligible Assignees and participants who have agreed in writing to be bound by this Section, (ii) as required by any law, rule or regulation or judicial process, provided that the Administrative Agent or any Lender Party so required to disclose any Confidential Information will, to the extent permitted under applicable law, (x) notify the Borrower immediately of the existence, terms and circumstances surrounding such requirement, (y) consult with the Borrower on the advisability of taking legally available steps to resist or narrow such requirement and (z) if disclosure of such Confidential Information is legally required, furnish only such portion of the Confidential Information as it is legally compelled to disclose and exercise commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information, and (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                  (b) The Administrative Agent and each Lender Party hereby acknowledges and agrees that, in the event of any breach by it of this Section 9.10, the Borrower, the Parent Guarantor and Sodexho would be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, the Administrative Agent and each Lender Party agrees, to the fullest extent it may effectively do so under applicable law, that, in addition to any other remedy to which the Borrower, the Parent Guarantor and Sodexho may be entitled at law or in equity, the Administrative Agent and each Lender Party shall be entitled to an injunction or injunctions (without the posting of any bond and without proof of actual damages) to prevent breaches or threatened breaches of this Section 9.10 and/or to compel specific performance of this Section 9.10, and that none of the Administrative Agents, any Lender Party or any of their respective representatives will oppose the granting of such relief.

                  SECTION 9.11. No Reliance on Margin Stock. Each of the Lender Parties represents to the Administrative Agent and each of the other Lender Parties that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 9.12. Collateral Agent. As used herein, where the context requires, the term Administrative Agent shall be deemed to include Morgan Guaranty Trust Company of New York as collateral agent under the Collateral Documents.

                  SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any such New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.14. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.15. Waiver of Jury Trial. Each of the Borrower, the Parent Guarantor, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          SODEXHO MARRIOTT OPERATIONS, INC.

                                          By /s/ Lawrence Hyatt
                                            -----------------------------------
                                              Title: Vice President

                                          MORGAN GUARANTY TRUST COMPANY OF

                                          NEW YORK, as Administrative Agent

                                          By /s/ Patricia P. Lunka
                                            -----------------------------------
                                              Title: Vice President

                              Initial Lenders

                                          SOCIETE GENERALE

                                          By /s/ Elizabeth Peck
                                            -----------------------------------
                                              Title: Vice President

                                          MORGAN GUARANTY TRUST COMPANY OF
                                          NEW YORK

                                          By /s/ Patricia P. Lunka
                                            -----------------------------------
                                              Title: Vice President

                             Parent Guarantor

                                          MARRIOTT INTERNATIONAL, INC. (to be
                                          renamed SODEXHO MARRIOTT SERVICES,
                                          INC.), as Parent Guarantor

                                          By /s/ Lawrence Hyatt
                                            -----------------------------------
                                              Title: Vice President








                                          THE BANK OF NEW YORK

                                          By /s/ Ronald R. Reedy
                                            -----------------------------------
                                              Title: Vice President








                                          THE BANK OF NOVA SCOTIA

                                          By /s/ J.R. Trimble
                                            -----------------------------------
                                              Title: Senior Relationship Manager








                                          BANQUE NATIONALE DE PARIS

                                          By /s/ Richard Sted
                                            -----------------------------------
                                              Title: Senior Vice President

                                          By /s/ Lynn H. Walkoff
                                            -----------------------------------
                                              Title: Vice President








                                          BANQUE PARIBAS

                                          By /s/ Robert Carino
                                            -----------------------------------
                                              Title: Vice President

                                          By /s/ Duane Helkowski
                                            -----------------------------------
                                              Title: Vice President







                                          CIBC INC.

                                          By /s/ John Livingston
                                            -----------------------------------
                                              Title: Executive Director







                                          CAISSE CENTRALE DES BANQUES
                                          POPULAIRES

                                          By /s/ Louis Orienti
                                            -----------------------------------
                                              Title: Directeur Adjoint

                                          By /s/ Stephane Pasquier
                                            -----------------------------------
                                              Title: Fonde de Pouvoirs Principal








                                          THE CHASE MANHATTAN BANK

                                          By /s/ Carol A. Ulmer
                                            -----------------------------------
                                              Title: Vice President








                                          CITIBANK, N.A.

                                          By /s/ T.J. Berk
                                            -----------------------------------
                                              Title: Attorney-in-Fact








                                          COMPAGNIE FINANCIERE DE CIC ET DE
                                          L'UNION EUROPEENNE

                                          By /s/ Dora DeBlasi-Hyduk
                                            -----------------------------------
                                              Title: Vice President

                                          By /s/ Bernard Laleuf
                                            -----------------------------------
                                              Title: Deputy General Manager








                                          CREDIT AGRICOLE INDOSUEZ

                                          By /s/ Richard Mamix
                                            -----------------------------------
                                              Title:

                                          By /s/ Cheryl Solometo
                                            -----------------------------------
                                              Title: Vice President








                                          CREDIT COMMERCIAL DE FRANCE
                                          NEW YORK BRANCH

                                          By /s/ Elizabeth Fallon
                                            -----------------------------------
                                              Title: Asst. VP

                                          By /s/ Jean-Jacques Salomon
                                            -----------------------------------
                                              Title: Sr.VP






                                          CREDIT LYONNAIS NEW YORK BRANCH

                                          By /s/ Olivier Perrain
                                            -----------------------------------
                                              Title: First Vice President








                                          DG BANK, DEUTSCHE
                                          GENOSSENSCHAFTSBANK

                                          By /s/ Norah McCann
                                            -----------------------------------
                                              Title: Senior Vice President

                                          By /s/ S. Winott
                                            -----------------------------------
                                              Title: Assistant Vice President








                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By /s/ Ron Galitsky
                                            -----------------------------------
                                              Title: Assistant Vice President







                                          FIRST UNION NATIONAL BANK

                                          By /s/ Mark Felker
                                            -----------------------------------
                                              Title: Senior Vice President








                                          MELLON BANK, N.A.

                                          By /s/ Arlene S. Pedovitch
                                            -----------------------------------
                                              Title: Vice President








                                          NATEXIS BANQUE

                                          By /s/ Pieter J. van Tulder
                                            -----------------------------------
                                              Title: Vice President

                                          By /s/ John Rigo
                                            -----------------------------------
                                              Title: Assistant Vice President







                                          NATIONSBANK, N.A.

                                          By /s/ Marty Mitchell
                                            -----------------------------------
                                              Title: Vice President








                                          RIGGS BANK N.A.

                                          By /s/ David Olson
                                            -----------------------------------
                                              Title: Vice President







                                          THE ROYAL BANK OF SCOTLAND plc

                                          By /s/ Derek Bonnar
                                            -----------------------------------
                                              Title: Vice President